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                 LOAN AND SECURITY AGREEMENT


                        by and between


                    INTERGRAPH CORPORATION

                             and


                 FOOTHILL CAPITAL CORPORATION


                Dated as of December 20, 1996



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                      TABLE OF CONTENTS
                      -----------------

                                                        Page(s)
                                                        -------

1.  DEFINITIONS AND CONSTRUCTION.                            1
          1.1  Definitions                                   1
          1.2  Accounting Terms                             24
          1.3  Code                                         25
          1.4  Construction                                 25
          1.5  Schedules and Exhibits.                      25

2.  LOAN AND TERMS OF PAYMENT.                              25
          2.1  Revolving Advances.                          25
          2.2  Letters of Credit.                           26
          2.3  Term Loan                                    29
          2.4  [Intentionally omitted].                     29
          2.5  Overadvances                                 29
          2.6  Interest and Letter of Credit Fees: Rates,
               Payments, and Calculations.                  29
          2.7  Collection of Accounts                       30
          2.8  Crediting Payments; Application of
               Collections                                  31
          2.9  Designated Account.                          31
          2.10 Maintenance of Loan Account; Statements of
               Obligations.                                 32
          2.11 Fees.                                        32

3.  CONDITIONS; TERM OF AGREEMENT.                          33
          3.1 Conditions Precedent to the Initial Advance, and Letter of Credit, and the Term Loan. 33
          3.2  Conditions Precedent to all Advances, all
               Letters of Credit, and the Term Loan.        36
          3.3  Condition Subsequent.                        36
          3.4  Term.                                        39
          3.5  Effect of Termination.                       39
          3.6  Early Termination by Borrower.               39
          3.7  Termination Upon Event of Default.           40

4.  CREATION OF SECURITY INTEREST.                          40
          4.1  Grant of Security Interest.                  40
          4.2  Negotiable Collateral.                       41
          4.3  Collection of Accounts, General Intangibles,
               and Negotiable Collateral.                   42
          4.4  Delivery of Additional Documentation
               Required.                                    42
          4.5  Power of Attorney.                           43
          4.6  Right to Inspect.                            43

5.  REPRESENTATIONS AND WARRANTIES.                         44
          5.1  No Encumbrances.                             44
          5.2  Eligible Accounts.                           44
          5.3  Eligible Domestic Inventory.                 44
          5.4  Equipment.                                   44
          5.5  Location of Inventory and Equipment.         44
          5.6  Inventory Records.                           44
          5.7  Location of Chief Executive Office; FEIN.    45
          5.8  Due Organization and Qualification;
               Subsidiaries.                                45
          5.9  Due Authorization; No Conflict.              45
          5.10 Litigation.                                  46
          5.11 No Material Adverse Change.                  47
          5.12 Solvency.                                    47
          5.13 Employee Benefits.                           47
          5.14 Environmental Condition.                     47
          5.15 Securities Accounts.                         48

6.  AFFIRMATIVE COVENANTS.                                  48
          6.1  Accounting System.                           48
          6.2  Collateral Reporting.                        48
          6.3  Financial Statements, Reports, Certificates. 49
          6.4  Tax Returns.                                 50
          6.5  Guarantor Reports.                           51
          6.6  Returns.                                     51
          6.7  Title to Equipment.                          51
          6.8  Maintenance of Equipment.                    51
          6.9  Taxes.                                       51
          6.10 Insurance.                                   52
          6.11 No Setoffs or Counterclaims.                 53
          6.12 Location of Inventory and Equipment.         53
          6.13 Compliance with Laws.                        54
          6.14 Employee Benefits.                           54
          6.15 Leases.                                      55

7.  NEGATIVE COVENANTS.                                     55
          7.1  Indebtedness.                                55
          7.2  Liens.                                       56
          7.3  Restrictions on Fundamental Changes.         56
          7.4  Disposal of Assets.                          57
          7.5  Change Name.                                 57
          7.6  [intentionally omitted].                     57
          7.7  Nature of Business.                          57
          7.8  Prepayments and Amendments.                  57
          7.9  Change of Control.                           57
          7.10 Consignments.                                57
          7.11 Distributions.                               58
          7.12 Accounting Methods.                          58
          7.13 Investments.                                 58
          7.14 Transactions with Affiliates.                58
          7.15 Suspension.                                  58
          7.16 [intentionally omitted].                     58
          7.17 Use of Proceeds.                             58
          7.18 Change in Location of Chief Executive Office;
               Inventory and Equipment with Bailees.        59
          7.19 No Prohibited Transactions Under ERISA       59
          7.20 Financial Covenants.                         60
          7.21 Capital Expenditures.                        60

8.  EVENTS OF DEFAULT.                                      60

9.  FOOTHILL'S RIGHTS AND REMEDIES.                         62
          9.1  Rights and Remedies.                         62
          9.2  Remedies Cumulative.                         65

10. TAXES AND EXPENSES.                                     65

11. WAIVERS; INDEMNIFICATION                                66
          11.1 Demand; Protest; etc.                        66
          11.2 Foothill's Liability for Collateral.         66
          11.3 Indemnification.                             66

12. NOTICES.                                                66

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.             68

14. DESTRUCTION OF BORROWER'S DOCUMENTS.                    68

15. GENERAL PROVISIONS.                                     69
          15.1  Effectiveness.                              69
          15.2  Successors and Assigns.                     69
          15.3  Section Headings.                           69
          15.4  Interpretation.                             69
          15.5  Severability of Provisions.                 69
          15.6  Amendments in Writing.                      69
          15.7  Counterparts; Telefacsimile Execution.      69
          15.8  Revival and Reinstatement of Obligations.   70
          15.9  Integration.                                70
          15.10 Confidentiality.                            71


            SCHEDULES AND EXHIBITS
            ----------------------

Schedule E-1             Eligible Domestic Inventory Locations
Schedule P-1             Permitted Liens
Schedule P-2             Permitted Other Investments
Schedule R-1             Real Property Collateral
Schedule 5.8             Subsidiaries -- Capitalization and Assets
Schedule 5.10            Litigation
Schedule 5.13            ERISA Benefit Plans
Schedule 5.14            Environmental Condition
Schedule 6.12            Location of Inventory and Equipment
Schedule 7.1             Indebtedness

Exhibit A-1              Form of Aircraft Security Agreement
Exhibit C-1              Form of Compliance Certificate
Exhibit C-2              Form of Copyright Security Agreement
Exhibit P-1              Form of Patent Security Agreement
Exhibit P-2              Form of Pledge Agreement
Exhibit T-1              Form of Trademark Security Agreement
Exhibit V-1              Form of VCOC Letter


                 LOAN AND SECURITY AGREEMENT


      THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of December 20, 1996, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and INTERGRAPH CORPORATION, a Delaware corporation ("Borrower"), with its chief executive office located at One Madison Industrial Park, Huntsville, Alabama 35894.


     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION.

          1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

               "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

               "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale, license, or lease of goods or software or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

               "Advances" has the meaning set forth in Section 2.1(a).

               "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means: (a) solely when "Affiliate" is used in determining Eligible Accounts, the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person; and (b) in all other cases, the possession, directly or indirectly, of the power to vote 10% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

               "Agreement" has the meaning set forth in the preamble hereto.

               "Aircraft Security Agreement" means an Aircraft
Security Agreement, in the form of Exhibit A-1 attached hereto, dated as of even date herewith, between Borrower and Foothill.

               "AnaTech Division" means the AnaTech Division of Borrower.

               "AnaTech Accounts" means Accounts created by the AnaTech Division.

               "Appraised Assets" means items of Equipment that are the subject of that certain appraisal, dated December 11, 1996, performed by Acuval Associates, Inc. or any subsequent appraisal performed by a qualified appraiser satisfactory to Foothill.

               "Asset Disposition" means any sale, license, lease, exchange, transfer, or other disposition (including any disposition as part of a sale and lease-back transaction), directly or indirectly, by Borrower of any of the properties or assets of Borrower.

               "Authorized Person" means any officer or other employee of Borrower.

               "Average Unused Portion of Maximum Revolving Amount" means, as of any date of determination, (a) the Maximum Revolving Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month.

               "Availability" means the amount of money that Borrower is entitled to borrow as Advances under Section 2.1, such amount being the difference derived when (a) the sum of the principal amount of Advances then outstanding (including any amounts that Foothill may have paid for the account of Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrower) is subtracted from (b) the lesser of (i) the Maximum Revolving Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage.

               "Bankruptcy  Code"  means  the  United  States
Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended, and any successor statute.

               "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

               "Bentley Equity Interests" means the equity interests in Bentley Systems, Inc. owned of record by Borrower and the rights of Borrower related thereto under that certain Stockholders' Agreement, dated June 11, 1987, by and among Bentley Systems, Inc., Borrower, and the "Management Stockholders" party thereto (as amended).

               "Bestinfo" means Bestinfo, Inc., a Delaware corporation.

               "Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

               "Borrower" has the meaning set forth in the preamble to this Agreement.

               "Borrowing Base" has the meaning set forth  in
Section 2.1(a). For purposes of this definition, any amount that is denominated in a currency other than Dollars shall be valued in Dollars based on the applicable Exchange Rate for such currency as of the date 1 Business Day prior to the date of determination.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

               "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of
1934), directly or indirectly, of more than 25% of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors.

               "Chelmsford Property" means the Real  Property
(and related improvements thereto) of Borrower located in or about Chelmsford, Massachusetts.

               "Closing Date" means the date of the first to occur of the making of the initial Advance, the issuance of the initial Letter of Credit, or the funding of the Term Loan.

               "Code" means the California Uniform Commercial Code.

               "Collateral"  means  all  right,  title,   or
interest of Borrower with respect to the following:

               (a)  the Accounts,

               (b)  the Books,

               (c)  the Equipment,

               (d)  the General Intangibles,

               (e)  the Inventory,

               (f)  the Negotiable Collateral,

               (g)  the Real Property Collateral,

               (h) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of Foothill, and

               (i)  the  proceeds  and  products,  whether
tangible  or  intangible, of any of the  foregoing,  including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

               "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Foothill.

               "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

               "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief financial officer or the chief accounting officer of Borrower to Foothill.

               "Consolidated Current Assets" means, as of any date of determination, the aggregate amount of all current assets of Borrower and its Subsidiaries that would, in accordance with GAAP, be classified on a balance sheet as current assets.

               "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of all current liabilities of Borrower and its Subsidiaries that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all Obligations outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

               "Copyright   Security  Agreement"   means   a
Copyright Security Agreement, in the form of Exhibit C-2 attached hereto, dated as of even date herewith, between Borrower and Foothill.

               "Currency Protection Agreement" shall mean any currency swap, cap, or collar agreement or other similar insurance-type agreement in connection with hedging against foreign currency rate fluctuations.

               "Daily  Balance"  means  the  amount  of   an
Obligation owed at the end of a given day.

               "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of
Section 1208 of the Code.

               "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

               "Designated Account" means account number 4068-0637 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Foothill.

               "Designated Account Bank" means Citibank, N.A., whose office is located at 399 Park Avenue, New York, New York
10043, and whose ABA number is 021-000-089.

               "Dilution" means, in each case based upon the experience of the immediately prior 90 days, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, returns, credits, or other dilution with respect to the Accounts, by (b) Collections with respect to Accounts (in each case, excluding intercompany Accounts and extraordinary items) plus the Dollar amount of clause (a).

               "Dilution Reserve" means, as of any date of determination pursuant to the report of Dilution delivered under Section 6.2, an amount sufficient to reduce Foothill's advance rate against Eligible Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 8%.

               "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Foothill regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be reasonably satisfactory to Foothill.

               "Dollars or $" means United States dollars.

               "Domestic Accounts" means Accounts with respect to which the Account Debtor maintains its chief executive office in the United States or is organized under the laws of the United States or any State thereof.

               "Early Termination Premium" has the meaning set forth in Section 3.6.

               "Eligible  Accounts" means  Eligible  Domestic
Accounts and Eligible Unbilled Accounts.

               "Eligible  Domestic  Accounts"  means   those
Accounts created by Borrower in the ordinary course of business, that arise out of Borrower's sale, license, or lease of goods or software or rendition of services, and that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrower to Foothill in the Loan Documents; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Domestic Accounts shall not include the following:

               (a) Accounts that the Account Debtor has failed to pay within 60 days of due date (or, in the case of Federal
Accounts, 90 days of due date) or Accounts with selling terms of more than 60 days;

               (b) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor
(or its Affiliates) are deemed ineligible under clause (a) above;

               (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower;

               (d)  Accounts with respect to which goods are placed on
consignment,  guaranteed  sale,  sale  or  return,   sale   on
approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

               (e) Accounts that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit that is satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) and that, upon the occurrence and during the continuance of an Event of Default, has been delivered to Foothill and is directly drawable by Foothill (provided, however, that nothing herein shall limit Foothill's right to not make an Advance or issue a
Letter   of   Credit  upon  the  occurrence  and  during   the
continuance of an Event of Default), or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill;

               (f) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability (whether pursuant to a contractual discrepancy or otherwise), or has made any claim with respect to the Account; provided, however, that the foregoing only shall apply to the extent of such right of setoff, disputed liability, or other claim giving rise to such contra-account.

               (g) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such
Account   Debtor  in  excess  of  such  percentage;  provided,
however, that in the case of the United States and its departments, agencies, and instrumentalities, taken as a whole, the foregoing percentage shall be fifty percent (50%) before the excess would be deemed ineligible;

               (h) Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

               (i) Accounts the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition and with respect to which Foothill has notified Borrower of such belief;

               (j) Accounts (other than Eligible Unbilled Accounts) with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

               (k) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or
West Virginia (or any other state that requires a creditor  to file  a Business Activity Report or similar document in  order to  bring suit or otherwise enforce its remedies against  such
Account  Debtor in the courts or through any judicial  process of  such  state), unless Borrower has qualified to do business in  New  Jersey,  Minnesota, Indiana, West Virginia,  or  such other  states,  or  has filed a Notice of Business  Activities
Report   with   the  applicable  division  of  taxation,   the
department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

               (l) At such times as Foothill may determine in its sole discretion, Federal Accounts (exclusive, however, of Accounts
with   respect  to  which  Borrower  has  complied,   to   the
satisfaction of Foothill and subject to Section 4.4(c) hereof, with the Assignment of Claims Act, 31 U.S.C. Section 3727);

               (m) At such times as Foothill may determine in its sole discretion, Accounts with respect to which the Account Debtor is any State of the United States (exclusive, however, of: (i)
Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act; and (ii) Accounts owed by any State that has a statutory counterpart to the Assignment of Claims Act and with respect to which Borrower has complied, to the satisfaction of Foothill and subject to
Section 4.4(c) hereof, with such statutory counterpart);

               (n) Federal Accounts arising under any one underlying contract or any series of related underlying contracts, the total  amount of which obligations owing Borrower exceeds  10%
of all Eligible Accounts, to the extent of the obligations owing under such contract or contracts in excess of such percentage;

               (o) Federal Accounts in respect of which the subject contract for goods and services is designated by the Account Debtor as "classified" (i.e., the ability of Foothill to receive information regarding such contract or such Account is restricted by rules or regulations of the United States or any department, agency, or instrumentality of the United States in respect of classified information);

               (p)  Optronics Accounts or AnaTech Accounts;

               (q) Accounts which represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for  goods  or services, except to the extent that such progress payments  or other advance billings are expressly permitted by the terms of
the   subject   contract  (including  so-called   "maintenance
contracts"); or

               (r) Accounts with respect to which a surety or other bond has been issued in respect of the performance by Borrower of the subject contract for goods or services.

               "Eligible  Domestic Inventory" means  Eligible
Domestic  Finished Goods Inventory and Eligible  Domestic  Raw
Materials Inventory.

               "Eligible Domestic Finished Goods Inventory" means Inventory consisting of first quality finished goods held for sale or license in the ordinary course of Borrower's business, that are located at or in-transit between Borrower's premises identified on Schedule E-1, and that strictly comply with each and all of the representations and warranties respecting Inventory made by Borrower to Foothill in the Loan Documents; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's current and historical accounting practices. An item of Inventory shall not be included in Eligible Domestic Finished Goods Inventory if:

               (a) it is not owned solely by Borrower or Borrower does not have good, valid, and marketable title thereto;

               (b) it is not located at one of the locations set forth on Schedule E-1;

               (c) it is not located on property owned or leased by Borrower or in a contract warehouse, in each case, subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

               (d) it is not subject to a valid and perfected first priority security interest in favor of Foothill;

               (e) it consists of goods returned or rejected by Borrower's customers or goods in transit;

               (f) it is Inventory of the Optronics Division or the AnaTech Division; or

               (g)  it  is  obsolete  or  slow  moving,   a
restrictive or custom item, raw materials, work-in-process, a component that is not part of finished goods, or constitutes spare parts (other than spare parts located at the Huntsville Property), packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory subject to a Lien in favor of any third Person, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

               "Eligible Domestic Raw Materials Inventory" means Inventory that does not qualify as Eligible Domestic Finished Goods Inventory solely because it constitutes raw materials consisting of components used as a part of first quality finished goods held for sale in the ordinary course of Borrower's business.

               "Eligible  Unbilled  Accounts"  means   those
Domestic Accounts created by Borrower that would qualify as Eligible Domestic Accounts except for the fact that they constitute Unbilled Accounts.

               "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

               "ERISA"  means the Employee Retirement  Income
Security Act of 1974, 29 U.S.C. Section 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

               "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC
Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of
Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

              "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan,
(e)  any  event or condition (i) that provides a  basis  under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

               "Event of Default" has the meaning set forth in Section 8.

               "Exchange Rate" means the nominal rate of exchange available to Foothill in a chosen foreign exchange market for the purchase of the applicable non-Dollar currency at 12:00 noon, local time, 1 Business Day prior to any date of determination, expressed as the number of units of such currency per Dollar.

               "Excluded Foreign Portion" means, with respect to any Foreign Subsidiary, the portion (if any) of the equity securities of such Subsidiary owned of record by Borrower with voting power that is in excess of 65% of the total combined voting power of issued and outstanding stock of such Subsidiary entitled to vote.

               "Excluded Foreign Subsidiary Securities" means
(a) the Excluded Foreign Portion (if any) of the equity securities of any Foreign Subsidiary of Borrower identified in
Schedule II of the Pledge Agreement (as the same may be amended or supplemented from time to time), and (b) subject to the last paragraph of Section 6.3, 100% of the fully diluted issued and outstanding equity securities of any other Foreign Subsidiary of Borrower.

               "Existing Lender" means Citicorp USA, Inc., as the representative of certain banks and other financial institutions.

               "Federal Accounts" means Accounts where the United States or any department, agency, or instrumentality of the United States is the Account Debtor.

               "FEIN" means Federal Employer Identification Number.

               "Foothill" has the meaning set forth in the preamble to this Agreement.

               "Foothill Account" has the meaning set forth in Section 2.7.

               "Foothill  Expenses"  means  all:   costs  or
expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Foothill; fees or charges paid or incurred by Foothill in connection with Foothill's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC (or equivalent) searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with Borrower (or any of its Subsidiaries party to one or more Loan Documents); and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

               "Foreign Subsidiary" means any Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof.

               "GAAP" means generally accepted accounting principles as in effect from time to time in the United
States, consistently applied.

               "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

               "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

               "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources,
(c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

               "Huntsville Property" means the Real  Property
(and related improvements thereto) of Borrower located in or about Huntsville, Alabama.

               "IG  Australia"  means Intergraph  Corporation
Pty., Ltd.. a corporation organized under the laws of Australia.

               "IG  Australia Existing Lender" means National
Bank of Australia.

               "IG Australia Existing Lender Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Foothill, from IG Australia Existing Lender respecting the amount necessary to repay in full all of the obligations of Borrower or IG Australia owing to IG Australia Existing Lender and obtain a termination or release of all of the Liens existing in favor of IG Australia Existing Lender in and to the properties or assets of Borrower and its Subsidiaries.


               "IG Benelux" means Intergraph Benelux B.V., a corporation organized under the laws of The Netherlands.

               "IG Benelux Existing Lender" means ING  Bank, N.V..


               "IG Delaware" means Intergraph Delaware, Inc., a Delaware corporation.

               "Indebtedness" means: (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person; provided, however, that the term "Indebtedness" shall not include (i) liabilities or obligations arising out of or relating to guarantees, warranties, or other commitments that products or systems sold by Borrower or any of its Affiliates will meet particular performance or operating specifications ("Commercial Performance Guarantees"), or (ii) liabilities arising out of or relating to agreements or commitments of Borrower to maintain the financial condition or solvency of any Affiliate of Borrower that are made, in the ordinary course of Borrower's business consistent with past practices, in connection with or in fulfillment of any Commercial Performance Guarantee.

                "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                "Interest Rate Agreement" shall mean any interest rate swap agreement or any other similar insurance-type agreement in connection with any interest "cap" or "collar" transaction or any other interest rate hedging transaction.

                "InterCAP"  means  InterCAP  Graphic  Systems,
Inc., a Delaware corporation.

                "Intercompany Notes" means promissory notes, if any, evidencing loan obligations between Borrower and any of its Subsidiaries that constitute loans qualifying under the
definition   of  "Permitted  Subsidiary  Loans   and   Capital
Contributions" or that are permitted under Section 7.1(d).

                "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale, license, or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                "Inventory Advance Rate" means 25%; provided, however, that the Inventory Advance Rate shall at no time exceed the quotient, expressed as a percentage, equal to 100% of the Liquidation Value based upon the most recent third party appraisal of Borrower's Inventory located in the United States conducted by an appraiser selected by Foothill, divided by the value of Eligible Domestic Inventory on the date of such appraisal.

                "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                "L/C" has the meaning set forth in Section 2.2(a).

                "L/C Guaranty" has the meaning set forth in Section 2.2(a).

                "Letter  of  Credit" means an L/C  or  an  L/C
Guaranty, as the context requires.

                "Letter of Credit Usage" means the sum of (a) the undrawn amount of Letters of Credit, plus (b) the amount of unreimbursed drawings under Letters of Credit.

                "Lien" means any interest in property securing
an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                "Liquidation Value" means, in respect of any item of Inventory or Equipment, the net orderly liquidation value of such item of Inventory or Equipment as determined by a qualified appraiser selected by Foothill.

                "Loan Account" has the meaning set forth in Section 2.10.

                "Loan Documents" means this Agreement, the Disbursement Letter, the Letters of Credit, the Lockbox Agreements, the Mortgages, the Aircraft Security Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Pledge Agreement, the Trademark Security
Agreement, the VCOC Letter, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

                "Lockbox Account" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

                "Lockbox  Agreements"  means  those   certain
Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance reasonably satisfactory to Foothill, each of which is among Borrower, Foothill, and one of the Lockbox Banks.

                "Lockbox  Banks" means Citibank,  N.A.,  First
National Bank of Chicago, and NationsBank of Georgia.

                "Lockboxes" has the meaning set forth in Section 2.7.

                "M&S" means M&S Computing Investments, Inc., a
Delaware corporation.

                "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition of Borrower, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Foothill to enforce the Obligations or to realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to the Collateral; provided, however, that the determination of any Material Adverse Change shall be made after giving effect to the reserves, if any, created by Foothill against the Borrowing Base, or the reduction, if any, made by Foothill of the applicable advance rates based upon the Borrowing Base, in each case, in respect of the event or circumstance giving rise to such material adverse change, material impairment, or material adverse effect.

               "Maturity Date" has the meaning set forth in Section 3.4.

               "Maximum Amount" means $100,000,000.

               "Maximum Revolving Amount" means, as of any date of determination, the result of (a) the Maximum Amount, minus (b) the then outstanding principal balance of the Term Loan.

               "Meadlock Note" means that certain promissory note, dated May 1, 1996, made by James Meadlock to the order of Borrower in the original principal amount of approximately
$4,400,000.

               "Mortgage Policies" means mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company reasonably satisfactory to Foothill in amounts reasonably satisfactory to Foothill.

               "Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by Borrower in favor of Foothill, the form and substance of which shall be reasonably satisfactory to Foothill, that encumber the Real Property Collateral and the related improvements thereto.

               "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

               "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes (including the Meadlock Note), drafts, instruments, investment property, security entitlements, securities (including the shares of stock of Subsidiaries of Borrower, but expressly excluding the Excluded Foreign Subsidiary Securities and the Bentley Equity Interests), documents, personal property leases (wherein Borrower is the lessor), chattel paper, and Borrower's Books relating to any of the foregoing.

               "Net   Worth"  means,  as  of  any  date   of
determination, Borrower's total stockholder's equity.

               "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

               "Obligor" means any of Borrower or any of its Subsidiaries party to one or more Loan Documents, including M&S and IG Delaware.

                "Optronics  Division"  means  the   Optronics
Division of Borrower.

                "Optronics Accounts" means Accounts created by the Optronics Division.

                "Ordinary Course Dispositions" means Asset Dispositions of (a) Inventory in the ordinary course of business, (b) Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (c) Equipment that is a so-called "internal equipment item" that is replaced by Borrower in the ordinary course of business and consistent with past practices with another such item of equal or greater value, and (d) Equipment that is a so-called "demonstration item" in the ordinary course of business and consistent with past practices.

               "Overadvance" has the meaning set forth in Section 2.5.

               "Participant"  means  any  Person  to   which
Foothill has sold a participation interest in its rights under the Loan Documents.

               "Patent  Security Agreement"  means  a  Patent
Security Agreement, in the form of Exhibit P-1 attached hereto, dated as of even date herewith, between Borrower and Foothill.

               "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Foothill, from Existing Lender respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and obtain a termination or release of all of the Liens existing in favor of Existing Lender in and to the properties or assets of Borrower.

               "PBGC"  means  the  Pension  Benefit  Guaranty
Corporation as defined in Title IV of ERISA, or any successor thereto.

               "Permitted AnaTech Dispositions" means, subject to the prior or concurrent satisfaction of the Release
Condition therefor, Asset Dispositions of the assets of the AnaTech Division, free and clear of Foothill's Lien thereon
(other than Foothill's Lien in the proceeds of such Asset Disposition).

               "Permitted   Appraised  Assets  Dispositions"
means, subject to the prior or concurrent satisfaction of the Release Condition therefor, Asset Dispositions of Appraised Assets (in the ordinary course of Borrower's business and consistent with past practices), free and clear of Foothill's Lien thereon (other than Foothill's Lien in the proceeds of such Asset Disposition), so long as: (a) Borrower replaces the Appraised Asset that is the subject of such Asset Disposition (the "Disposed Appraised Asset") with a newly acquired item of Equipment of equal or greater comparable value than the appraised value of the Disposed Appraised Asset set forth in the most recent appraisal thereof and reports such Asset Disposition and replacement pursuant to Section 6.2; and (b) in the case of any single Asset Disposition or series of integrated Asset Dispositions involving one or more Disposed Appraised Assets with an aggregate appraised value of $100,000 or more, the chief financial officer of Borrower shall deliver to Foothill a certificate, in form and substance satisfactory to Foothill, demonstrating in reasonable detail that the value of such newly acquired item or items of Equipment are of equal or greater comparable value than the appraised value of the relevant Disposed Appraised Asset set forth in the most recent appraisal thereof.

               "Permitted Bentley Disposition" means, subject to the prior or concurrent satisfaction of the Release
Condition therefor, Asset Dispositions of the Bentley Equity Interests.

               "Permitted Bestinfo Disposition" means, subject to the prior or concurrent satisfaction of the Release Condition therefor, Asset Dispositions of the capital stock of Bestinfo, free and clear of Foothill's Lien thereon (other than Foothill's Lien in the proceeds of such Asset Disposition).

               "Permitted Disposition" means (a) Ordinary Course Dispositions, (b) Permitted Optronics Dispositions, Permitted AnaTech Dispositions, the Permitted Bentley Disposition, and the Permitted Bestinfo Disposition, (c) the Reston Sale/Leaseback, (d) subject to the prior or concurrent satisfaction of the applicable Release Condition therefor, Asset Dispositions of the assets that are the subject of Permitted Toehold Investments and Permitted Other Investments,
(e) Permitted Appraised Assets Dispositions, and (f) subject to the prior or concurrent satisfaction of the applicable Release Condition therefor, other Asset Dispositions (but excluding Asset Dispositions of Equipment constituting Appraised Assets) not in the ordinary course of Borrower's business that do not exceed, on a book value basis, $1,000,000 in the aggregate in any fiscal year and do not exceed, on a book value basis, $250,000 in any one transaction or series of related transactions.

               "Permitted Investments" means: (a) Permitted Ordinary Course Investments; (b) Permitted Repayment Investments; (c) Permitted Toehold Investments; (d) Permitted Subsidiary Loans and Capital Contributions; and (e) Permitted Other Investments.

               "Permitted Liens" means (a) Liens held by Foothill, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) purchase money Liens in respect of Equipment and the interests of lessors under operating leases and of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (i) Liens of or resulting from any judgment or award that would not have a Material Adverse Effect and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Foothill, (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower, (l) software escrow arrangements entered into in the ordinary course of business consistent with past practice, and (m) if and to the extent required under the Payoff Letter, cash collateral pledged to Existing Lender to secure the outstanding obligations, as of the Closing Date, under letters of credit issued by Existing Lender or the financial institutions for which it is acting as representative in respect of the Indebtedness that is the subject of the Payoff Letter.

                "Permitted  Optronics  Dispositions"   means,
subject to the prior or concurrent satisfaction of the Release Condition therefor, (a) Asset Dispositions of the assets of the Optronics Division, free and clear of Foothill's Lien thereon (other than Foothill's Lien in the proceeds of such Asset Disposition) to any Person other than a Subsidiary of Borrower, or (b) the capital contribution by Borrower to Scansystems of the operating assets of the Optronics Division.

                "Permitted  Ordinary Course Investment"  means
(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a maturity not exceeding one year, (b) certificates of deposit, time deposits, banker's acceptances or other instruments of a bank having a combined capital and surplus of not less than $500,000,000 with a maturity not exceeding one year, (c) investments in commercial paper rated at least A-1 or P-1 maturing within one year after the date of acquisition thereof, (d) money market accounts maintained at a bank having combined capital and surplus of no less than $500,000,000 or at another financial institution reasonably satisfactory to Foothill, (e) loans and advances to officers and employees of Borrower (exclusive of loans evidenced by the Meadlock Note) in the ordinary course of business in an aggregate amount at any one time outstanding not to exceed $3,000,000, (f) loans evidenced by the Meadlock Note, (g) investments in negotiable instruments for collection, (h) advances in connection with purchases of goods or services in the ordinary course of business, and (i) deposits required in connection with leases.

               "Permitted Other Investments" means the equity investments of Borrower as of the Closing Date identified on Schedule P-2.

               "Permitted Protest" means the right of Borrower to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in accordance with GAAP (or, if higher, in an amount that Foothill in good faith and in its reasonable credit judgment believes to be appropriate under the circumstances), (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral.

               "Permitted Repayment Investment" means (a) the
contribution or loan by Borrower to IG Benelux of approximately $15,000,000 to enable IG Benelux to repay, in full, all of its indebtedness owing to the IG Benelux Existing Lender, or (b) subject to the timely satisfaction of the condition set forth in Section 3.3(f), the contribution or loan by Borrower to IG Australia of approximately $24,000,000 to enable IG Australia to repay, in full, all of its indebtedness owing to the IG Australia Existing Lender.

               "Permitted   Subsidiary  Loans  and   Capital
Contributions" means loans and capital contributions made after the Closing Date by Borrower to any Subsidiary of Borrower; provided, however, that all such loans and capital contributions made by Borrower shall not exceed, in the aggregate, (a) $20,000,000 during the 1997 calendar year, (b) $25,000,000 during the 1998 calendar year, and (c) $30,000,000 during the 1999 calendar year.

               "Permitted  Toehold  Investment"  means   the
acquisition of an equity interest in a Person other than a Subsidiary of Borrower (but not to exceed 10% of all of the issued and outstanding equity interests of such Person on a fully diluted basis) so long as (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed acquisition, (b) the Person, in whom the equity interest is being acquired, is engaged in the same business as that of Borrower or any of its Subsidiaries or in a business reasonably related thereto, (c) the relevant equity interest being acquired in such Person is acquired directly by Borrower, (d) to the extent required under Section 4.2, Borrower shall have executed and delivered a supplement to the Pledge Agreement and shall have perfected Foothill's security interest in the acquired equity interest, and (e) the aggregate amount expended by Borrower in respect of all such Permitted Toehold Investments does not exceed $1,000,000 in any fiscal year.

               "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

               "Personal  Property  Collateral"  means   all
Collateral other than the Real Property Collateral.

               "Plan"  means  any  employee  benefit   plan,
program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

               "Pledge Agreement" means a Pledge Agreement, in the form of Exhibit P-2 attached hereto, dated as of even date herewith, among Borrower, IG Delaware, M&S, and Foothill.

               "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower.

               "Real Property Collateral" means the parcel or parcels of Real Property and the related improvements thereto now owned by Borrower and identified on Schedule R-1, and any Real Property hereafter acquired by Borrower.

               "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

               "Release Condition" means, in respect of any Asset Disposition, that (a) no Default or Event of Default has occurred and is continuing or would result therefrom, and (b) Borrower is receiving at least fair value (as determined in accordance with Section 3439 of the California Civil Code, as amended) for the property or assets that are the subject of the Asset Disposition.

               "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

               "Reserve"   means,  as   of   any   date   of
determination,  an amount equal the product  of  (a)  $238,000 times (b) the number of months separating such date from the Closing Date.

               "Reston Property" means the Real Property (and related improvements thereto) of Borrower located in or about
Reston, Virginia.

               "Reston Sale/Leaseback" means the sale and lease-back transaction in respect of the Reston Property.

               "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

               "Scansystems" means Scansystems, Inc., a Delaware corporation.

               "Securities  Account"  means  a   "securities
account" as that term is defined in Section 8-501 of official text of the Uniform Commercial Code and as defined in California Senate Bill 1591 which was approved by the Governor on September 14, 1996 and will be effective on January 1, 1997.

               "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured,
(c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

               "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity. Anything to the contrary notwithstanding, Bentley Systems, Inc. shall not be deemed to be a Subsidiary of Borrower.

               "Term  Loan" has the meaning set forth in Section 2.3.

               "Trademark   Security  Agreement"   means   a
Trademark Security Agreement, in the form of Exhibit T-1 attached hereto, dated as of even date herewith, between Borrower and Foothill.

               "Triggering Event" means any of (a) the occurrence and continuation of an Event of Default, or (b)
Foothill deems itself insecure.

               "Unbilled Accounts" means Domestic Accounts that are fully earned by performance, but have not yet been billed to the Account Debtor and that, as of any date of determination, arise from the sale of goods or rendition of services within the prior 60 days.

               "United  States"  means the United  States  of
America, or any department, agency, or instrumentality of any of the foregoing.

               "VCOC Letter" means a letter agreement between
Borrower  and Foothill's Participants that meets  the  Venture
Capital  Operating  Company  requirements  and  that   is   in
substantially the form of Exhibit V-1.

               "VeriBest" means VeriBest, Inc., a Delaware corporation.

               "Voidable Transfer" has the meaning set forth in Section 15.8.

          1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

          1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

          1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the  singular, references to the singular include the  plural, the  term "including" is not limiting, and the term "or"  has,
except   where  otherwise  indicated,  the  inclusive  meaning
represented  by  the  phrase "and/or."   The  words  "hereof,"
"herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of
Default  has  been  waived in writing by  Foothill.   Section,
subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this  Agreement or in the Loan Documents to this Agreement  or any  of  the  Loan  Documents shall include  all  alterations,
amendments,  changes,  extensions,  modifications,   renewals,
replacements, substitutions, and supplements, thereto and thereof, as applicable.

          1.5  Schedules and Exhibits.  All of the schedules and
exhibits   attached  to  this  Agreement   shall   be   deemed
incorporated herein by reference.

     2.   LOAN AND TERMS OF PAYMENT.

          2.1  Revolving Advances.

               (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                    (x)  the lesser of (i) the result of
          (A) 80% of Eligible Domestic Accounts, plus (B) the lowest of (1) 80% of Eligible Unbilled Accounts, (2) 40% of the amount of credit availability created by this clause (x), and (3) $20,000,000, minus (C) the amount, if any, of the Dilution Reserve, and (ii) an amount equal to the Collections with respect to the Accounts of Borrower for the immediately preceding 60 day period, plus

                    (y)   the lowest of (i) $30,000,000,
          (ii) the product of (A) the Inventory Advance Rate times (B) the value (calculated at the lower of cost or market) of Eligible Domestic Inventory, and (iii) 30% of the amount of credit availability created by clause (x) above, minus

                    (z)  the sum of (i) prior to the full
          satisfaction of the condition subsequent set forth in Section 3.3(b), $20,000,000, and (ii) the Reserve.

               (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Foothill may create reserves against or
reduce   its  advance  rates  based  upon  Eligible   Domestic
Accounts,  Eligible  Unbilled Accounts, or  Eligible  Domestic
Inventory  without  declaring  an  Event  of  Default  if   it
determines in good faith and in its reasonable credit judgment that there has occurred a Material Adverse Change.

               (c) Foothill shall have the right to have the Inventory reappraised by a qualified appraiser selected by Foothill from time to time after the Closing Date for the purpose of redetermining the Liquidation Value of the Inventory. In the absence of the occurrence and continuation of an Event of Default, such appraisals shall occur annually.

               (d) Foothill shall have no obligation to make Advances hereunder to the extent they would cause the outstanding
Obligations (other than under the Term Loan) to exceed the Maximum Revolving Amount.

               (e) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

          2.2  Letters of Credit.

               (a) Subject to the terms and conditions of this Agreement, Foothill agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Foothill shall have no obligation to issue a Letter of Credit if any of the following would result:

                    (i)    the  Letter of  Credit  Usage
          would exceed the Borrowing Base less the amount of outstanding Advances, or

                   (ii)   the  Letter of  Credit  Usage
          would  exceed the lower of (y) the Maximum Revolving
          Amount  less the amount of outstanding Advances,  or
          (z) $60,000,000, or

                  (iii)  the  outstanding  Obligations
          (other than under the Term Loan) would exceed the Maximum Revolving Amount.

Borrower and Foothill acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 and all such Letters of Credit shall be in form and substance acceptable to Foothill in its sole discretion. If Foothill is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Foothill and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6.

               (b) Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses,  and reasonable attorneys fees incurred by Foothill arising out  of or  in  connection with any Letter of Credit.  Borrower agrees
to   be   bound   by   the  issuing  bank's  regulations   and
interpretations  of  any  Letters  of  Credit  guarantied   by
Foothill  and  opened  to  or for  Borrower's  account  or  by
Foothill's interpretations of any L/C issued by Foothill to or for Borrower's account, even though this interpretation may be different  from  Borrower's own, and Borrower understands  and agrees  that  Foothill  shall not be  liable  for  any  error, negligence, or mistake, whether of omission or commission,  in following  Borrower's instructions or those contained  in  the
Letter   of  Credit  or  any  modifications,  amendments,   or
supplements  thereto.   Borrower  understands  that  the   L/C
Guarantees may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank.

               (c)  Borrower hereby authorizes and directs any bank that
issues a letter of credit guaranteed by Foothill to deliver to
Foothill  all  instruments, documents, and other writings  and property received by the issuing bank pursuant to such  letter of credit, and to accept and rely upon Foothill's instructions
and  agreements  with  respect  to  all  matters  arising   in
connection  with  such  letter  of  credit  and  the   related
application.   Borrower may or may not be the  "applicant"  or
"account party" with respect to such letter of credit.

               (d) Any and all charges, commissions, fees, and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Foothill.

               (e) Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Foothill in an amount equal to 102% of the maximum amount of Foothill's obligations under Letters of Credit, or
(ii) cause to be delivered to Foothill releases of all of Foothill's obligations under outstanding Letters of Credit.
At Foothill's discretion, any proceeds of Collateral received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

               (f)  If by reason of (i) any change in any applicable law,
treaty,   rule,   or   regulation  or  any   change   in   the
interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Foothill with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                    (A) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                    (B) there shall be imposed on the issuing bank or Foothill any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or Foothill of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or Foothill, then, and in any such case, Foothill may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Foothill may specify to be necessary to compensate the issuing bank or Foothill for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.6(a)(i) or (c)(i), as applicable. The determination by the issuing bank or Foothill, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

          2.3 Term Loan. Foothill has agreed to make a term loan (the "Term Loan") to Borrower in the original principal amount
of  $20,000,000.   The outstanding principal balance  and  all
accrued and unpaid interest under the Term Loan shall  not  be due and payable until the earlier to occur of (a) the Maturity Date, and (b) the date of termination of this Agreement,
whether  by  its  terms, by acceleration, or  otherwise.   The
unpaid principal balance of the Term Loan may not be prepaid in whole or in part. All amounts outstanding under the Term Loan shall constitute Obligations.

          2.4  [Intentionally omitted].

          2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to Sections 2.1 and 2.2 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or
2.2 (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill first, to repay Advances outstanding under Section
2.1 and, thereafter, to be held by Foothill as cash collateral to secure Borrower's obligation to repay Foothill for all amounts paid pursuant to Letters of Credit.

          2.6  Interest and Letter of Credit Fees:  Rates,
Payments, and Calculations.

               (a) Interest Rate. Except as provided in clause (b) below, all Obligations (except for undrawn Letters of Credit) shall bear interest at a per annum rate of 0.625 percentage points above the Reference Rate.

               (b) Letter of Credit Fee. Borrower shall pay Foothill a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to 1.0% per annum times the aggregate undrawn amount of all outstanding Letters of Credit.

               (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, all Obligations (except for  undrawn Letters of Credit) shall bear interest at  a  per
annum  rate  equal  to  3.625  percentage  points  above   the
Reference Rate, and (ii) the Letter of Credit fee provided  in
Section 2.6(b) shall be increased to 4.0% per annum times the amount of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

               (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 7.0%
per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

               (e)  Payments.  Interest and Letter of Credit fees
payable hereunder shall be due and payable, in arrears, on the
first  day  of  each month during the term  hereof.   Borrower
hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Foothill Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the fees and charges
provided  for  in  Section  2.11  (as  and  when  accrued   or
incurred), and all installments or other payments due under the Term Loan or any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

               (f) Computation. The Reference Rate as of the date of this Agreement is 8.25% per annum. In the event the Reference
Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

               (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this
Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of  competent  jurisdiction shall, in a  final  determination,
deem  applicable.   Borrower and Foothill,  in  executing  and
delivering  this Agreement, intend legally to agree  upon  the rate  or rates of interest and manner of payment stated within it;  provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or
manner   of  payment  exceeds  the  maximum  allowable   under
applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

          2.7 Collection of Accounts. Borrower shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect
thereof  to  such  Lockboxes.   Borrower,  Foothill,  and  the
Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank.
Borrower  agrees  that  all  Collections  and  other   amounts
received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a
Lockbox   Account.   No  Lockbox  Agreement   or   arrangement
contemplated thereby shall be modified by Borrower without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each
Business   Day  into  an  account  (the  "Foothill   Account")
maintained by Foothill at a depositary selected by Foothill.

          2.8 Crediting Payments; Application of Collections. The receipt of any Collections by Foothill (whether from transfers to  Foothill  by  the Lockbox Banks pursuant  to  the  Lockbox
Agreements   or  otherwise)  immediately  shall   be   applied
provisionally  to  reduce  the Obligations  outstanding  under
Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or
unless  and  until  such  Collection  item  is  honored   when
presented  for  payment.   From and after  the  Closing  Date,
Foothill  shall be entitled to charge Borrower for 1  Business
Days  of  `clearance'  or `float' at the  rate  set  forth  in
Section 2.6(a)(i) or Section 2.6(c)(i), as applicable, on all Collections that are received by Foothill (regardless of whether forwarded by the Lockbox Banks to Foothill, whether provisionally applied to reduce the Obligations under Section
2.1, or otherwise). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing
of   Foothill's  financing  of  Borrower,  and   shall   apply
irrespective of the characterization of whether receipts are owned by Borrower or Foothill, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 1 Business Days of  interest on such Collections.  Should any Collection  item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. California
time.   If  any Collection item is received into the  Foothill
Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

          2.9 Designated Account. Foothill is authorized to make the Advances, the Letters of Credit, and the Term Loan under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any Advance requested by Borrower and made by Foothill hereunder shall be made to the Designated Account.

          2.10 Maintenance of Loan Account; Statements of Obligations. Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances and the Term Loan made by Foothill to Borrower or for Borrower's account, including, accrued interest, Foothill Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Foothill from Borrower or for Borrower's account, including all amounts received in the Foothill Account from any Lockbox Bank. Foothill shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements.

          2.11 Fees. Borrower shall pay to Foothill the following fees:

               (a)  Closing Fee. On the Closing Date, a closing fee of
$500,000;

               (b) Unused Line Fee. On the first day of each month after the Closing Date during the term of this Agreement, an unused line fee in an amount equal to 0.25% per annum times the Average Unused Portion of the Maximum Revolving Amount;

               (c) Annual Facility Fee. On the Closing Date and each anniversary of the Closing Date, an annual facility fee in an amount equal to 0.15% of the Maximum Amount;

               (d)  Financial Examination, Documentation, and Appraisal
Fees.   Foothill's customary fee of $650 per day per examiner,
plus  out-of-pocket expenses for each financial  analysis  and examination (i.e., audits) of Borrower performed by  personnel employed  by Foothill; Foothill's customary appraisal  fee  of
$1,500 per day per appraiser, plus out-of-pocket expenses  for each  appraisal  of  the  Collateral  performed  by  personnel employed by Foothill; and, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more
third   Persons  to  perform  such  financial   analyses   and
examinations (i.e., audits) of Borrower or to appraise the Collateral; and

               (e) Agency Fee. On the first day of each month after the Closing Date during the term of this Agreement, an agency fee in an amount equal to $12,500.

     3.  CONDITIONS; TERM OF AGREEMENT.

         3.1 Conditions Precedent to the Initial Advance, and Letter of Credit, and the Term Loan. The obligation of Foothill to make the initial Advance, to issue the initial Letter of Credit, or to make the Term Loan is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing
Date:

               (a)  the Closing Date shall occur on or before January 17, 1997;

               (b) Foothill shall have received confirmation of the filing of its financing statements and fixture filings;

               (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                    (1)  if and to the extent available on or
                    before the Closing Date, the Lockbox Agreements;

                    (2)  the Disbursement Letter;

                    (3)  the Pay-Off Letter, together with UCC
                    termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower and its Subsidiaries and the termination of any lockbox or other dominion account arrangements in favor of Existing Lender;

                    (4)  either (y) the IG Australia Existing
                    Lender Pay-Off Letter, together with termination statements and other documentation evidencing the termination by IG Australia Existing Lender of its Liens in and to the properties and assets of Borrower and its Subsidiaries, or
                    (z) satisfactory evidence of the consent of IG Australia Existing Lender to the refinancing by Borrower of its Indebtedness owed to Existing Lender pursuant hereto and the transactions contemplated hereby;

                    (5) the Mortgage on the Huntsville Property, and such Mortgage shall have been recorded in the office of the county recorder for Madison County, Alabama; and, if and to the extent available on or before the Closing Date, a Mortgage Policy in respect of the Huntsville Property assuring Foothill that the Mortgage on the Huntsville Property is a valid and enforceable first priority mortgage Lien on the Huntsville Property free and clear of all defects and encumbrances except Permitted Liens, and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to Foothill;

                    (6)  the Aircraft Security Agreement;

                    (7)  the Copyright Security Agreement;

                    (8)  the Patent Security Agreement;

                    (9)  the Trademark Security Agreement;

                    (10) the Pledge Agreement; and

                    (11) the VCOC Letter;

               (d) if and to the extent available on or before the Closing Date, Foothill shall have received the original certificates representing or evidencing all of the Pledged Shares (as defined in the Pledge Agreement), together with stock powers or equivalent assignments with respect thereto duly endorsed in blank;

               (e) Foothill shall have received originals of the Meadlock Note and the Intercompany Notes, together with endorsements with respect thereto duly endorsed in blank;

               (f) Foothill shall have received a certificate from the Secretary of each Obligor attesting to the resolutions of such
Obligor's   Board  of  Directors  authorizing  its  execution,
delivery, and performance of the Loan Documents to which it is a party and authorizing specific officers of such Obligor to execute the same;

               (g)  Foothill shall have received copies of each
Obligor's  Governing  Documents,  as  amended,  modified,   or
supplemented to the Closing Date, certified by the Secretary of such Obligor;

               (h) Foothill shall have received a certificate of status with respect to each Obligor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Obligor, which certificate shall indicate that such Obligor is in good standing in such jurisdiction;

               (i) Foothill shall have received certificates of status with respect to Borrower, each dated within 15 days of the
Closing   Date,  such  certificates  to  be  issued   by   the
appropriate officer of the jurisdictions in which its  failure to  be  duly qualified or licensed would constitute a Material
Adverse   Change,  which  certificates  shall  indicate   that
Borrower is in good standing in such jurisdictions;

               (j) Foothill shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be reasonably satisfactory to Foothill and its counsel;

               (k)  Foothill shall have received an opinion of the
Obligors'   counsel   in   form   and   substance   reasonably
satisfactory to Foothill in its sole discretion;

               (l) after giving effect to the payment of fees due to Foothill on or before the Closing Date and the payment of the "Payoff Amount" (under and as defined in the Payoff Letter) to the Existing Lender, the sum of Borrower's Availability plus
Borrower's unrestricted cash and cash equivalents shall not be less than Twenty Million Dollars ($20,000,000);

               (m) Foothill shall have received appraisals of the Real Property Collateral and appraisals of the Equipment, in each case satisfactory to Foothill;

               (n) Foothill shall have completed "field surveys" and location inspections of the Inventory, and the results of each of them shall be satisfactory to Foothill;

               (o) Foothill shall have completed reference checks regarding key employees and executive officers of Borrower, the results of which shall be satisfactory to Lender;

               (p) Foothill shall have received satisfactory evidence (which evidence may be in the form of a Certificate of the chief accounting officer or the chief financial officer of Borrower) that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest; and

               (q) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Foothill and its counsel.

          3.2  Conditions Precedent to all Advances, all Letters of
Credit, and the Term Loan. The following shall be conditions precedent to all Advances, all Letters of Credit, and the Term Loan hereunder:

               (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date
(except to the extent that such representations and warranties relate solely to an earlier date);

               (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

               (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in
force   by   any  governmental  authority  against   Borrower,
Foothill, or any of their Affiliates.

          3.3 Condition Subsequent. As a condition subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

               (a) within 30 days of the Closing Date, deliver to Foothill the certified copies of the policies of insurance, together with the endorsements thereto, as are required by
Section 6.10, the form and substance of which shall be reasonably satisfactory to Foothill and its counsel.

               (b) on or as soon as possible after the Closing Date (and, in any event, within 30 days of the Closing Date):

                    (i)  to the extent not available  on  or
before the Closing Date under Section 3.1, Foothill shall have received a Mortgage Policy in respect of the Huntsville Property assuring Foothill that the Mortgage on the Huntsville Property is a valid and enforceable first priority mortgage Lien on the Huntsville Property free and clear of all defects and encumbrances except Permitted Liens, and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to Foothill; and

                    (ii) Foothill shall have received a phase-
I environmental report and a real estate survey shall have been completed with respect to the Huntsville Property and copies thereof delivered to Foothill; the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be acceptable to Foothill in its sole discretion; and

                    (iii) to the extent not available on or before the Closing Date under Section 3.1, Foothill shall have received the Lockbox Agreements, duly executed, and each such document shall be in full force and effect.

               (c) upon the request of Foothill (if ever) after the Closing Date, within 60 days after the date of such request:

                    (i)  the  Mortgage  on  the  Chelmsford
Property shall have been duly executed and delivered by Borrower, and the same shall be in full force and effect, and such Mortgage shall have been recorded in the office of the county recorder for Middlesex County, Massachusetts;

                    (ii)  Foothill  shall   have   received
supplemental opinions of Borrower's counsel, in form and substance satisfactory to Foothill in its sole discretion, in respect of the Mortgage on the Chelmsford Property;

                    (iii)  Foothill  shall  have  received  a
preliminary title report in respect of the Chelmsford Property in form and substance reasonably satisfactory to Foothill; and

                    (iv)  Foothill shall have received a phase-
I environmental report and a real estate survey shall have been completed with respect to the Chelmsford Property and
copies   thereof  delivered  to  Foothill;  the  environmental
consultants  and  surveyors  retained  for  such  reports   or
surveys, the scope of the reports or surveys, and the  results
thereof   shall  be  acceptable  to  Foothill  in   its   sole
discretion.

               (d) upon the request of Foothill (if ever) after the Closing Date, within 30 days after the date of such request:

                    (i)  a  Mortgage  on  any  Real  Property
acquired by Borrower after the Closing Date shall have been duly executed and delivered by Borrower, and the same shall be in full force and effect, and such Mortgage shall have been recorded in the office of the county recorder for the county in which such Real Property is located;

                    (ii)  Foothill  shall   have   received
supplemental opinions of Borrower's counsel, in form and substance satisfactory to Foothill in its sole discretion, in respect of the Mortgage on such Real Property;

                    (iii)  Foothill  shall  have  received  a
preliminary title report in respect of such Real Property in form and substance reasonably satisfactory to Foothill; and

                    (iv)  Foothill shall have received a phase-
I environmental report and a real estate survey shall have been completed with respect to the such Real Property and
copies   thereof  delivered  to  Foothill;  the  environmental
consultants  and  surveyors  retained  for  such  reports   or
surveys, the scope of the reports or surveys, and the  results
thereof   shall  be  acceptable  to  Foothill  in   its   sole
discretion.

               (e) in the event the Reston Sale/Leaseback is not consummated within 180 days of the Closing Date:

                    (i)  the  Mortgage on the Reston Property
shall have been duly executed and delivered by Borrower, and the same shall be in full force and effect, and such Mortgage shall have been recorded in the office of the county recorder for Fairfax County, Virginia;

                    (ii)  Foothill  shall   have   received
supplemental opinions of Borrower's counsel, in form and substance satisfactory to Foothill in its sole discretion, in respect of the Mortgage on the Reston Property;

                    (iii)  Foothill  shall  have  received  a
preliminary title report in respect of the Reston Property in form and substance reasonably satisfactory to Foothill; and

                    (iv)  Foothill shall have received a phase-
I environmental report and a real estate survey shall have been completed with respect to the Reston Property and copies thereof delivered to Foothill; the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be acceptable to Foothill in its sole discretion.

               (f) within 60 days of either (i) the date that Borrower makes the Permitted Repayment Investment in respect of the indebtedness  of  IG  Australia  owing  to  the  IG  Australia
Existing  Lender  or (ii) one or more Letters  of  Credit  are issued  to  IG  Australia Existing Lender in  support  of  the indebtedness  of  IG Australia owing to IG Australia  Existing
Lender  and IG Australia Existing Lender releases its Lien  on the  capital  stock of IG Australia (in either case,  the  "IG
Australia  Payoff Date"), execute and deliver  an  appropriate supplement  to  the Pledge Agreement and deliver  to  Foothill possession of the original stock certificates, respecting  65%
of the issued and outstanding shares of stock of IG Australia, together  with stock powers with respect thereto  endorsed  in blank;  provided, however, that to the extent,  if  any,  that such  shares are required to be pledged to the holder  of  any project financing indebtedness of IG Australia incurred  after
the   IG   Australia   Payoff  Date  as  security   for   such
indebtedness,  then, upon Borrower's written request  therefor and  with Foothill's prior written consent thereto (not to  be unreasonably withheld), Foothill agrees to release its Lien on such shares; provided further, that if such holder will permit
such   subordination,  then,  notwithstanding  the   foregoing
proviso, Foothill's Lien on such shares will not be released and will become a subordinate Lien pursuant to documentation in form and substance reasonably satisfactory to Foothill and such holder.

               (g) within 90 days of the Closing Date, Foothill shall have completed appraisals of the Equipment and the results of such appraisals shall be satisfactory to Foothill.

               (h) to the extent not available on or before the Closing Date under Section 3.1, Foothill shall have received, within 30 days of the Closing Date, the original certificates representing or evidencing all of the Pledged Shares (as defined in the Pledge Agreement), together with stock powers or equivalent assignments with respect thereto duly endorsed in blank;

               (i) from and after the Closing Date up until the date that is 90 days after the Closing Date, Borrower shall use its continued best efforts to obtain Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Foothill may require.

          3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on
January   7,  2000  (the  "Maturity  Date").   The   foregoing
notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

          3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated.

          3.6  Early Termination by Borrower.  Borrower has the
option,  at  any time prior to the Maturity Date and  upon  60 days  prior  written  notice to Foothill,  to  terminate  this
Agreement  by  paying  to Foothill, in cash,  the  Obligations
(including  an amount equal to 102% of the undrawn  amount  of the  Letters of Credit), in full, together with a premium (the
"Early Termination Premium") equal to (a) during the first  18 months after the Closing Date, the product of (i) 0.10%  times
(ii)  the  Maximum  Amount times (iii) the  number  of  months
(including partial months) remaining until the Maturity  Date,
(b) during the next 6 months, $1,000,000, and (c) thereafter, $500,000.

          3.7 Termination Upon Event of Default. If Foothill terminates this Agreement upon the occurrence of an Event of Default that intentionally is caused by Borrower for the purpose, in Foothill's reasonable judgment, of avoiding payment of the Early Termination Premium provided in Section 3.7, then, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

     4.   CREATION OF SECURITY INTEREST.

          4.1  Grant of Security Interest.  (a)   Borrower hereby
grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan
Documents.   Foothill's  security interests  in  the  Personal
Property Collateral shall attach to all Personal Property Collateral without further act on the part of Foothill or
Borrower.   Anything contained in this Agreement or any  other
Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Personal
Property   Collateral   or  the  Real   Property   Collateral.
Concurrent with the consummation of any Permitted Disposition, Foothill agrees to release its Liens on the subject property or asset (but not the proceeds from the Asset Disposition).

                (b)  Anything in this Agreement and the other
Loan Documents to the contrary notwithstanding, the foregoing grant of a security interest shall not extend to, and the term "Personal Property Collateral" shall not include, any General Intangible, Federal Account, or Permitted Other Investment that is now or hereafter held by Borrower as licensee, lessee, or otherwise, solely in the event and to the extent that: (i) as the proximate result of the foregoing grant of a security interest, Borrower's rights in or with respect to such General Intangible, Federal Account, or Permitted Other Investment would be forfeited or would become void, voidable, terminable, or revocable, or if Borrower would be deemed to have breached, violated, or defaulted the underlying license, lease, or other agreement that governs such General Intangible, Federal Account, or Permitted Other Investment, in each case, pursuant to the restrictions in the underlying lease, license, or other agreement that governs such General Intangible, Federal
Account, or Permitted Other Investment; (ii) any such restriction shall be effective and enforceable under applicable law, including Section 9318(4) of the Code; and
(iii) any such forfeiture, voidness, voidability, terminability, revocability, breach, violation, or default cannot be remedied by Borrower using its best efforts (but without any obligation to make any material expenditures of money or to commence legal proceedings); provided, however, that the foregoing grant of security interest shall extend to, and the term "Personal Property Collateral" shall include, (y) any and all proceeds of such General Intangible, Federal Account, or Permitted Other Investment to the extent that the assignment or encumbering of such proceeds is not so restricted, and (z) upon any such licensor, lessor, or other applicable party's consent with respect to any such otherwise excluded General Intangible, Federal Account, or Permitted
Other Investment being obtained, thereafter such General Intangible, Federal Account, or Permitted Other Investment as well as any proceeds thereof that might theretofore have been excluded from such grant of a security interest and the term "Personal Property Collateral."

                (c)  Anything in this Agreement or the  other
Loan Documents to the contrary notwithstanding and subject  to
Section  4.1(b),  (i)  the security interest  granted  in  the
Permitted Other Investments under Section 4.1(a) shall not attach unless and until a Triggering Event has occurred, at which time such security interest immediately and automatically shall attach without notice or demand or further act on the part of Foothill or Borrower, and (ii) Foothill agrees that Borrower need not deliver any Negotiable Collateral in respect of the Permitted Other Investments under
Section 4.2 unless and until a Triggering Event has occurred.

               (d) Anything in this Agreement and the other Loan Documents to the contrary notwithstanding, the foregoing grant of a security interest shall not extend to, and the term "Personal Property Collateral" shall not include, any Excluded Foreign Subsidiary Securities or the assets or properties of any Foreign Subsidiary.

          4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Foothill, shall endorse and deliver (or cause to be endorsed and delivered) physical possession of such Negotiable
Collateral   to   Foothill.   The  foregoing  notwithstanding,
Borrower need not deliver any Negotiable Collateral in respect of any Permitted Toehold Investment with a value less than or equal to $500,000 unless and until there is a Triggering Event.

          4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. During a Triggering Event, Foothill or Foothill's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein, and (b) collect the
Accounts,   General  Intangibles,  and  Negotiable  Collateral
directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by it.

          4.4  Delivery of Additional Documentation Required. (a)
At  any time upon the request of Foothill, Borrower shall (and shall cause its Subsidiaries to) execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, pledges,
assignments,   endorsements   of   certificates   of    title,
applications   for   title,  affidavits,   reports,   notices,
schedules of accounts, letters of authority, and all other documents (including documents required for compliance with the Assignment of Claims Act, 31 U.S.C. Section 3727 or any State's statutory counterpart thereto) that Foothill reasonably may request, in form reasonably satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in  the  Collateral  and the other properties  and  assets  of
Borrower   and  its  Subsidiaries,  and  in  order  to   fully
consummate all of the transactions contemplated hereby and under the other Loan Documents.

               (b) In respect of each of the Securities Accounts of Borrower, if any, Foothill, Borrower, and each applicable financial intermediary or depositary shall enter into a control agreement that, among other things, provides that, from and after the giving of notice by Foothill to such financial intermediary or depositary, it shall take instructions solely from Foothill with respect to the applicable Securities Account and related securities entitlements or deposit account, as applicable. Foothill agrees that it will not give such notice unless a Triggering Event has occurred. Borrower agrees that it will not transfer assets out of such Securities Accounts or deposit accounts other than in the ordinary course of business and, if to another financial intermediary or depositary, unless Borrower, Foothill, and the substitute financial intermediary or depositary have entered into a control agreement of the type described above. No arrangement contemplated hereby shall be modified by Borrower without the prior written consent of Foothill. Upon the occurrence of a Triggering Event, Foothill may elect to notify the financial intermediary to liquidate the securities entitlements in such Securities Account and may elect to notify the financial intermediary or depositary to remit the proceeds in the Securities Account or deposit account to the Foothill Account.

               (c) Anything in this Agreement to the contrary notwithstanding, Foothill agrees that: (i) so long as no Triggering Event has occurred and is continuing, (y) Borrower need not execute and deliver to Foothill documents required for compliance with the Assignment of Claims Act, 31 U.S.C.
Section 3727 or any State's statutory counterpart thereto in respect of any one underlying contract or series of related underlying contracts giving rise to less than $1,000,000 of Accounts of Borrower, and (z) Foothill agrees not to file notices or copies of assignments under the Assignment of Claims Act or any State's statutory counterpart thereto; and (ii) after the occurrence and during the continuance of a Triggering Event,
(y) Borrower shall execute and deliver to Foothill all documents that Foothill may request, in form satisfactory to Foothill, required for compliance with the Assignment of Claims Act or any State's statutory counterpart thereto, irrespective of the amount of Accounts arising out of any underlying contract, and (z) Foothill may file any notices or copies of assignments under the Assignment of Claims Act or any State's statutory counterpart thereto.

          4.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of
Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of that Borrower on any of the documents described in
Section 4.4, (b) if there is a Triggering Event, sign that Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Foothill's possession, (e) at any time that an Event of Default has occurred and is continuing or
Foothill deems itself insecure, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) if there is a Triggering Event, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) if there is a Triggering Event, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of
Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

          4.6 Right to Inspect. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     5.   REPRESENTATIONS AND WARRANTIES.

          In order to induce Foothill to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance or Letter of Credit made thereafter, as though made on and as of the date of such Advance or Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

          5.1 No Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

          5.2 Eligible Accounts. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, unconditionally
owed   to   Borrower  without  defenses,  disputes,   offsets,
counterclaims,  or  rights  of return  or  cancellation.   The
property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor (except for returns, in the ordinary course of business, of products that fail to conform with standard specifications). Borrower has not received notice of
actual   or  imminent  bankruptcy,  insolvency,  or   material
impairment of the financial condition of any Account Debtor regarding any Eligible Account.

          5.3 Eligible Domestic Inventory. All Eligible Domestic Inventory is of good and merchantable quality, free from defects.

          5.4 Equipment. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

          5.5 Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on Schedule 6.12 or otherwise permitted by Section 6.12.

          5.6 Inventory Records. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

          5.7 Location of Chief Executive Office; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement. Borrower's FEIN is 63-0573222.

          5.8  Due Organization and Qualification; Subsidiaries.

               (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

               (b)  Set forth on Schedule 5.8, is a complete and
accurate  list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii)  the number  of  shares  or  units of  each  class  of  common  and preferred stock or other equity securities authorized for each of  such Subsidiaries; and (iii) the number and the percentage of  the  outstanding shares or units of each such class  owned directly  or  indirectly by Borrower.  All of the  outstanding
capital  stock  or  other  equity  securities  of  each   such
Subsidiary has been validly issued and is fully paid and non-assessable.

               (c)  Except as set forth on Schedule 5.8, no capital
stock   or   other  equity  securities  (or  any   securities,
instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock or other equity securities) of any direct or indirect Subsidiary of
Borrower   is  subject  to  the  issuance  of  any   security,
instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

               (d) Set forth on Schedule 5.8 are, with respect to each Subsidiary of Borrower that is not a Foreign Subsidiary: (i) a description  of  the  direct  and  indirect  stockholders  (or
holders   of  equivalent  equity  interests)  of   each   such
Subsidiary;  (ii)  the total assets of each  such  Subsidiary;
(iii) the amount of the net value of Borrower's direct or indirect investment in such Subsidiary; and (iv) a true, correct, and complete statement regarding whether each such Subsidiary's assets are comprised principally of (x) foreign assets, (y) securities of other Subsidiaries of Borrower, or
(z) other operating assets.

          5.9  Due Authorization; No Conflict.

               (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

               (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party  do  not  and  will  not (i) violate  any  provision  of
federal,   state,  or  local  law  or  regulation   (including
Regulations  G,  T,  U,  and X of the Federal  Reserve  Board)
applicable  to Borrower, the Governing Documents of  Borrower,
or  any  order,  judgment, or decree of  any  court  or  other
Governmental  Authority  binding on  Borrower,  (ii)  conflict with, result in a breach of, or constitute (with due notice or
lapse   of   time  or  both)  a  default  under  any  material
contractual   obligation  or  material  lease   of   Borrower,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

               (c) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or (except for Borrower's filings with the Securities Exchange Commission in the ordinary course of Borrower's business) notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

               (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower,
enforceable   against  Borrower  in  accordance   with   their
respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganiza tion, moratorium, or similar laws relating to or limiting creditors' rights generally.

               (e) The Liens granted by Borrower to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

          5.10 Litigation.  There are no actions or proceedings
pending   by   or  against  Borrower  before  any   court   or
administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on
Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to Borrower, would not have a Material Adverse Change.

          5.11 No Material Adverse Change. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower
(or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill.

          5.12 Solvency. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

          5.13 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on
Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in
a   Material  Adverse  Change.   None  of  Borrower   or   its
Subsidiaries, or any ERISA Affiliate, is subject to any direct or indirect liability with respect to any Plan under any
applicable law, treaty, rule, regulation, or agreement.   None
of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

          5.14 Environmental Condition. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, except in compliance with all applicable laws and regulations in respect thereof. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Except as set forth on Schedule 5.14, Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

          5.15 Securities Accounts. Borrower does not have or maintain any Securities Accounts.

     6.   AFFIRMATIVE COVENANTS.

          Borrower covenants and agrees that, so long as  any
credit  hereunder shall be available and until full and  final
payment   of  the  Obligations,  and  unless  Foothill   shall
otherwise consent in writing, Borrower shall do all of the following:

          6.1  Accounting System.  Maintain one or more systems of
accounting   that   enable  Borrower  to   produce   financial
statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from
time  to  time  may be requested by Foothill.   Borrower  also
shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

          6.2  Collateral Reporting.  Provide Foothill with the
following   documents   at  the  following   times   in   form
satisfactory to Foothill: (a) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement (or, in the event that Borrower's then Availability is less than $10,000,000, on such more frequent basis as Foothill may require), a monthly accounts receivable
roll-forward  report  and  a  detailed  calculation   of   the
Borrowing Base as of such date; (b) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement, a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Foothill; (c) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement, a listing of Borrower's accounts payable, by vendor; (d) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement (or, in the event that Borrower's then Availability is less than $10,000,000, on such more frequent basis as Foothill may require), Inventory reports specifying Borrower's cost and the wholesale market value of its Inventory by category, including a monthly Inventory roll-forward report;
(e) upon Foothill's reasonable request, copies of invoices in connection with the Accounts, credit memos, and remittance advices and reports in connection with the Accounts and for Inventory and Equipment acquired by Borrower, purchase orders
and   invoices;   (f)  in  the  event  that  Borrower's   then
Availability is less than $10,000,000, then upon Foothill's reasonable request, a sales journal, collection journal, and credit register since the last such schedule and copies of deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrower; (g) on a quarterly basis, a detailed list of Borrower's customers; (h) on a monthly basis, a calculation of the Dilution for the prior month; (i) on a quarterly basis, a detailed report specifying each Permitted Toehold Investment, including the book value and market value thereof; (j) on a monthly basis, a detailed report specifying each Permitted Appraised Assets Disposition and Equipment replacement in respect thereof consummated since the last such report; (k) on a quarterly basis, a detailed report specifying the aggregate amount of Permitted Subsidiary Loans and Capital Contributions made by Borrower to date during the then current calendar year and the aggregate amount of Indebtedness then outstanding and permitted under Section 7.1(b), and (l) such other reports as to the Collateral or the financial condition of Borrower as
Foothill  may  request  from time  to  time.   Original  sales
invoices evidencing daily sales shall be mailed by Borrower to each Account Debtor and, at Foothill's direction if there is a Triggering Event, the invoices shall indicate on their face that the Account has been assigned to Foothill and that all payments are to be made directly to Foothill.

          6.3 Financial Statements, Reports, Certificates. Deliver to Foothill: (a) as soon as available, but in any event within 30 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver such other information relative to such related entity as Foothill reasonably may request and, solely to the extent available, such financing statements on a consolidating basis so as to present Borrower and each such related entity separately.

               Together with the above, Borrower also shall deliver to Foothill Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, within 1 Business Day of the date that the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Foothill relating to the financial condition of Borrower.

                Each   month,  together  with  the  financial
statements provided pursuant to Section 6.3(a), Borrower shall deliver to Foothill a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

               Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning Borrower that Foothill may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have
regarding    Borrower's   business   affairs   and   financial
conditions.

               Each   year,  together  with  the   financial
statements provided pursuant to Section 6.3(b), Borrower shall
deliver  to  Foothill  a  certificate  signed  by  its   chief
financial officer specifying, as to each Foreign Subsidiary of
Borrower,   the   amounts  of  assets  and   liabilities   and
stockholder's equity of such Foreign Subsidiary as of the  end of  the  year  then ended.  Borrower hereby  agrees  that,  in respect  of  any  Foreign Subsidiary whose capitalization  has materially  improved (in Foothill's reasonable  determination)
and  upon  Foothill's  reasonable request  therefor,  Borrower shall  execute  and  deliver to Foothill a supplement  to  the
Pledge  Agreement pursuant to which Borrower shall  pledge  to
Foothill all of Borrower's right, title, and interest  in  and to such Foreign Subsidiary's equity securities (other than the
Excluded   Foreign  Portion)  and  deliver  to  Foothill   all
Negotiable Collateral, if any, in respect of same, unless and to the extent that doing so would, in any material respect, violate applicable law or cause a breach or default under any material contract, agreement, or arrangement binding on such Subsidiary.

          6.4  Tax Returns.  Deliver to Foothill copies of each of
Borrower's  future  federal  income  tax  returns,   and   any
amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

          6.5 Guarantor Reports. Cause any guarantor of any of the Obligations to deliver its annual financial statements at
the   time   when  Borrower  provides  its  audited  financial
statements to Foothill and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

          6.6 Returns. Cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with, upon reasonable request, a copy to be sent to Foothill) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Foothill consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor.

          6.7 Title to Equipment. Upon Foothill's request after the occurrence of an Event of Default, Borrower immediately shall deliver to Foothill, properly endorsed, any and all
evidences   of  ownership  of,  certificates  of   title,   or
applications for title to any items of Equipment; provided, however, that the foregoing shall not be deemed to prevent Permitted Dispositions to the extent otherwise permitted hereunder.

          6.8 Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

          6.9 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower has made such payments or deposits.

          6.10 Insurance.

               (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

              (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels (as such  terms  are  defined  in the  Mortgages),  for  the  full replacement cost thereof, against any loss by fire, lightning, windstorm,  hail, explosion, aircraft, smoke  damage,  vehicle damage, earthquakes, elevator collision, and other risks  from time  to time included under "extended coverage" policies,  in such  amounts  as Foothill may require, but in  any  event  in
amounts  sufficient  to  prevent  Borrower  from  becoming   a
co-insurer  under  such policies, (ii) combined  single  limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of
Real  Property  Collateral,  in  an  amount  satisfactory   to
Foothill;  (iii)  business  rental insurance  covering  annual receipts  for  a  12  month period for  each  parcel  of  Real
Property  Collateral; and (iv) insurance for such other  risks as  Foothill  may require.  Replacement costs,  at  Foothill's
option,   may  be  redetermined  by  an  insurance  appraiser,
satisfactory to Foothill, not more frequently than once every 12 months at Borrower's cost.

               (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All hazard insurance and such  other insurance as Foothill shall specify, shall contain
a   Form   438BFU  mortgagee  endorsement,  or  an  equivalent
endorsement satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

               (d)  Original policies or certificates thereof
satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least 10 days prior to the expiration of the existing or preceding policies. Borrower shall give Foothill prompt notice of any loss covered by such insurance, and, upon the occurrence and during the continuance of an Event of Default, Foothill shall have the right to adjust any loss. Foothill shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

               (e) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless
Foothill  is included thereon as named insured with  the  loss
payable  to  Foothill  under  a  standard  California   438BFU
(NS) Mortgagee endorsement, or its local equivalent. Borrower immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

          6.11 No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

          6.12 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on
Schedule  6.12;  provided, however, that  Borrower  may  amend
Schedule 6.12 so long as such amendment occurs by written notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new
location,  so  long  as  such  new  location  is  within   the
continental United States, and so long as, at the time of such
written   notification,   Borrower  provides   any   financing
statements  or  fixture  filings  necessary  to  perfect   and
continue perfected Foothill's security interests in such assets and also provides to Foothill a Collateral Access Agreement.

          6.13 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a Material Adverse Change.

          6.14 Employee Benefits.

               (a) Promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be  expected to result in a Material Adverse Change, a written
statement   of  the  chief  financial  officer   of   Borrower
describing  such  ERISA Event and any  action  that  is  being taking  with respect thereto by Borrower, any such  Subsidiary or  ERISA Affiliate, and any action taken or threatened by the
IRS,   Department  of  Labor,  or  PBGC.   Borrower  or   such
Subsidiary, as applicable, shall be deemed to know  all  facts known by the administrator of any Benefit Plan of which it  is the  plan  sponsor, (ii) promptly, and in any event  within  3
Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit
Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA
Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

               (b) Cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where  any  such plan is not in writing, complete  description thereof) (and if applicable, related trust agreements or other funding  instruments) and all amendments thereto, all  written interpretations thereof and written descriptions thereof  that have  been  distributed to employees or  former  employees  of
Borrower   or   its   Subsidiaries;  (ii)  the   most   recent
determination  letter issued by the IRS with respect  to  each
Benefit  Plan;  (iii) for the three most  recent  plan  years, annual  reports on Form 5500 Series required to be filed  with any  governmental  agency  for each  Benefit  Plan;  (iv)  all actuarial  reports prepared for the last three plan years  for each  Benefit Plan; (v) a listing of all Multiemployer  Plans,
with   the   aggregate  amount  of  the  most  recent   annual
contributions  required to be made by Borrower  or  any  ERISA
Affiliate  to  each  such plan and copies  of  the  collective bargaining agreements requiring such contributions;  (vi)  any information  that has been provided to Borrower or  any  ERISA
Affiliate    regarding   withdrawal   liability   under    any
Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

          6.15 Leases. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such
payments  are  the  subject of a Permitted  Protest.   To  the
extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.


     7.   NEGATIVE COVENANTS.

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not to do any of the following without Foothill's prior written consent:

          7.1  Indebtedness.  Create, incur, assume, permit,
guarantee,   or  otherwise  become  or  remain,  directly   or
indirectly, liable with respect to any Indebtedness, except:

               (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

               (b)  (i) unsecured guarantees of indebtedness of
Borrower's   Subsidiaries;  and  (ii)  unsecured  back-to-back
letters of credit or letter of credit guarantees to issuers of underlying letters of credit, the account parties of which are Borrower's Foreign Subsidiaries, that are not the subject of L/C Guarantees; provided, however, that the aggregate amount of such Indebtedness at any one time outstanding permitted under this Section 7.1(b) shall not exceed $50,000,000;

               (c)  Indebtedness set forth on Schedule 7.1;

               (d) unsecured Indebtedness of Borrower owing to one or more of its Subsidiaries; provided, however, that upon the
request  of  Foothill,  Borrower  shall  cause  each  of   its
Subsidiaries that is a holder of such Indebtedness to execute and deliver to Foothill a subordination agreement, in form and substance satisfactory to Foothill, in respect of such Indebtedness;

               (e) unsecured Indebtedness evidenced by Interest Rate Agreements and Currency Protection Agreements entered into by
Borrower  in  the  ordinary course of its business  consistent with  past practices and entered into in connection  with  the
operational   needs  of  Borrower's  business  and   not   for
speculative purposes;

               (f)  Indebtedness secured by Permitted Liens; and

               (g)  refinancings, renewals, or extensions of
Indebtedness permitted under clauses (c), (e), and (f) of this
Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not
materially   impair  the  prospects  of   repayment   of   the
Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

          7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(g) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness). Without limiting the generality of the foregoing, Borrower agrees not to create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to the equity securities of any Subsidiary of Borrower and the equity securities evidencing any Permitted Toehold Investment (except for Liens thereon in favor of Foothill and Liens expressly permitted hereunder on the equity securities of IG Australia).

          7.3  Restrictions on Fundamental Changes.  (a) Enter into
any     merger,     consolidation,     reorganization,      or
recapitalization,  or  reclassify  its  capital   stock;   (b)
liquidate,  wind  up,  or  dissolve  itself  (or  suffer   any
liquidation  or  dissolution); or  (c)  except  for  Permitted
Dispositions,  convey,  sell,  assign,  lease,  transfer,   or
otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

          7.4  Disposal of Assets.  Except for Permitted
Dispositions, make any Asset Disposition.

          7.5 Change Name. Change Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

          7.6  [intentionally omitted].

          7.7 Nature of Business. Make any change in the principal nature of Borrower's business.

          7.8  Prepayments and Amendments.

               (a)  Except in connection with a refinancing permitted by
Section   7.1(g),  prepay,  redeem,  defease,   purchase,   or
otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

               (b)  Directly or indirectly, amend, modify, alter,
increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (d), (e), or (f), except for any amendment, modification, waiver, or consent the effect of which would be
to:   (i)  extend the maturity of all or part of the remaining
scheduled   payments  of  principal  outstanding   thereunder;
(ii)  make  any  covenant  or default contained  therein  less stringent; (iii) decrease the interest rate or interest rate margin or the default interest rate or interest rate margin, or both; (iv) amends or modify any other terms thereof so long
as   the  amendments  or  modifications  referenced  in   this
clause   (iv)  are  not  in  the  aggregate  materially   more
expensive, burdensome, or otherwise adverse to Borrower or Foothill.

          7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

          7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale; provided, however, that the foregoing shall not prevent Borrower from consigning Inventory with a value not to exceed $500,000 at any one time outstanding, in the ordinary course of Borrower's business, consistent with past practices, so long as at the time of any such consignment, Borrower shall take such steps as may be necessary to ensure that such consigned Inventory is not subject to the claims of the consignees' creditors or that Borrower has priority over any perfected security interests in the inventory of such consignee.

          7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

          7.12 Accounting Methods. Modify or change significantly its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting
records  without  said  accounting  firm  or  service   bureau
agreeing   to  provide  Foothill  information  regarding   the
Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

          7.13 Investments. Except for Permitted Investments and Permitted Dispositions, directly or indirectly make, acquire, or  incur  any  liabilities (including contingent obligations)
for   or  in  connection  with  (a)  the  acquisition  of  the
securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

          7.14 Transactions with Affiliates. Except for Permitted Investments, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a non-Affiliate.

          7.15 Suspension. Suspend or go out of a substantial portion of its business.

          7.16 [intentionally omitted].

          7.17 Use of Proceeds. Use the proceeds of the Advances and the Term Loan made hereunder for any purpose other than
(a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional costs and expenses incurred in connection with this Agreement, and
(b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

          7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

          7.19 No Prohibited Transactions Under ERISA.  Directly or indirectly:

               (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

               (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

               (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

               (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

               (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

               (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

               (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

               7.(yyyy) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA
Affiliate in excess of $1,500,000.

          7.20 Financial Covenants.  Fail to maintain:

               (a) Current Ratio. A ratio of Consolidated Current Assets divided by Consolidated Current Liabilities of at least
1.0: 1.0, measured on a fiscal quarter-end basis; and

               (b) Net Worth. Net Worth of at least $325,000,000, measured on a fiscal quarter-end basis.

          7.21 Capital Expenditures. Make capital expenditures in any fiscal year in excess of $80,000,000.

     8.   EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

          8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill,
reimbursement   of   Foothill  Expenses,  or   other   amounts
constituting Obligations);

          8.2 (a) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral Reports) or 6.3 (Financial Statements) of this Agreement and such failure continues for a period of five (5) days from the date Foothill sends Borrower telephonic or written notice of such failure or neglect; (b) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or
agreement  contained  in  Sections  6.4  (Tax  Returns),   6.5
(Guarantor Reports), 6.7 (Title to Equipment), 6.12  (Location
of Inventory and Equipment), 6.13 (Compliance with Laws), 6.14 (Employee Benefits), or 6.15 (Leases) of this Agreement and such failure continues for a period of fifteen (15) days from the date of such failure or neglect; (c) If Borrower fails or neglects to perform, keep, or observe, in any material
respect,   any   term,  provision,  condition,  covenant,   or
agreement contained in Sections 6.1 (Accounting System), 6.6 (Returns), or 6.8 (Maintenance of Equipment) of this Agreement and such failure continues for a period of fifteen (15) days from the date Foothill sends Borrower telephonic or written notice of such failure or neglect; or (d) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Foothill (other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8);

          8.3  If there is a Material Adverse Change;

          8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

          8.5  If an Insolvency Proceeding is commenced by Borrower;

          8.6  If an Insolvency Proceeding is commenced against
Borrower  and  any of the following events  occur:   (a)  such
Borrower   consents  to  the  institution  of  the  Insolvency
Proceeding  against  it;  (b)  the  petition  commencing   the
Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

          8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          8.8 (a) If a notice of Lien, levy, or assessment for more than $1,500,000 is filed of record with respect to any of Borrower's properties or assets by the United States, or if any taxes or debts owing for an amount in excess of $1,500,000 at any time hereafter to the United States becomes a lien, whether choate or otherwise, upon any of Borrower's properties or assets; provided, however, that Foothill shall be entitled to create a reserve against the Borrowing Base in an amount sufficient to discharge such lien, levy, or assessment and any and all penalties or interest payable in connection therewith; or

               (b) If a notice of Lien, levy, or assessment for more than $1,500,000 is filed of record with respect to any of Borrower's properties or assets by any state, county, municipal, or other non-federal governmental agency, or if any taxes or debts owing for an amount in excess of $1,500,000 at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's or any of its Subsidiaries' properties or assets and, in any such case, such taxes or debts are not the subject of a Permitted Protest, and the lien, levy, or assessment is not released, discharged, or bonded against before the earlier of 30 days of the date it first arises or 5 days of the date when such property or asset is subject to being forfeited; provided, however, that Foothill shall be entitled to create a reserve against the Borrowing Base in an amount sufficient to discharge such lien, levy, or assessment and any and all penalties or interest payable in connection therewith.

          8.9 If a judgment or other claim for an amount in excess of $1,500,000 becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets;

          8.10 If there is a default in any material agreement to which Borrower is a party with one or more third Persons and
such  default  (a)  occurs  at  the  final  maturity  of   the
obligations  thereunder, or (b) results in  a  right  by  such
third   Person(s),  irrespective  of  whether  exercised,   to
accelerate the maturity of Borrower's obligations thereunder or to terminate the subject agreement;

          8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

          8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn; or

          8.13 If the obligation of M&S or IG Delaware under the Pledge Agreement is limited or terminated by operation of law or by such Person thereunder, or any such Person becomes the subject of an Insolvency Proceeding.

     9.   FOOTHILL'S RIGHTS AND REMEDIES.

          9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

               (c)  Terminate this Agreement and any of the other Loan
Documents  as  to  any  future  liability  or  obligation   of
Foothill, but without affecting Foothill's rights and security interests in the Personal Property Collateral or the Real
Property Collateral and without affecting the Obligations;

               (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit
Borrower's Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

               (e) Cause Borrower to hold all returned Inventory in trust for Foothill, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Foothill;

               (f) Without notice to or demand upon Borrower, make such payments and do such acts as Foothill considers necessary or
reasonable   to   protect  its  security  interests   in   the
Collateral.  Borrower agrees to assemble the Personal Property
Collateral  if Foothill so requires, and to make the  Personal
Property  Collateral  available to Foothill  as  Foothill  may designate.  Borrower authorizes Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain  possession of the Personal Property  Collateral,  or any  part  of it, and to pay, purchase, contest, or compromise
any   encumbrance,   charge,  or  Lien  that   in   Foothill's
determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith.
With respect to any of Borrower's owned or leased premises, Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

               (g) Without notice to Borrower (such notice being expressly waived by Borrower), and without constituting a retention of any collateral in satisfaction of an obligation
(within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill;

               (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Foothill, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

               (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants to Foothill a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for  sale,  and  selling any Personal Property Collateral  and
Borrower's  rights  under  all  licenses  and  all   franchise
agreements shall inure to Foothill's benefit;

               (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any of Borrower's premises) as Foothill determines is commercially reasonable.
It is not necessary that the Personal Property Collateral be present at any such sale;

               (k) Foothill shall give notice of the disposition of the Personal Property Collateral as follows:

                    (1) Foothill shall give the applicable Borrower and each holder of a security interest in the Personal Property
Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                    (2) The notice shall be personally delivered or mailed, postage prepaid, to such Borrower as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal
Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than such Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

                    (3) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

               (l) Foothill may credit bid and purchase at any public sale; and

               (m) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

          9.2 Remedies Cumulative. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

     10.  TAXES AND EXPENSES.

          If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by such Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11.  WAIVERS; INDEMNIFICATION.

          11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Borrower may in any way be liable.

          11.2 Foothill's Liability for Collateral. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be
liable  or  responsible  for:   (a)  the  safekeeping  of  the
Collateral;  (b)  any  loss  or damage  thereto  occurring  or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other
Person.   All  risk  of loss, damage, or  destruction  of  the
Collateral shall be borne by Borrower.

          11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them  in connection with or as a result of or related  to  the
execution,    delivery,    enforcement,    performance,    and
administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the
foregoing,   collectively,  the  "Indemnified   Liabilities").
Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

     12.   NOTICES.

           Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Foothill, as the case may be, at its address set forth below:

        If to Borrower:         INTERGRAPH CORPORATION
                                One Madison Industrial Park
                                Huntsville, Alabama 35894
                                Attn:  Mr. Larry J. Laster
                                Fax No. 205.730.2164

        with copies to:         BALCH & BINGHAM
                                1710 Sixth Avenue North
                                Birmingham, Alabama 35201
                                Attn:  John F. Mandt, Esq.
                                Fax No. 205.226.8799

        If to Foothill:         FOOTHILL CAPITAL CORPORATION
                                11111 Santa Monica Boulevard
                                Suite 1500
                                Los Angeles, California 90025-3333
                                Attn: Business Finance Division Manager
                                Fax No. 310.478.9788

        with copies to:         BROBECK, PHLEGER & HARRISON LLP
                                550 South Hope Street
                                Los Angeles, California 90071
                                Attn:  John Francis Hilson, Esq.
                                Fax No. 213.745.3345

           The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

     13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

           THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14.  DESTRUCTION OF BORROWER'S DOCUMENTS.

          All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill 4 months after they are delivered to or received by Foothill, unless the applicable Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

     15.  GENERAL PROVISIONS.

          15.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

          15.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an  assignment  by  Foothill shall release Borrower  from  its
Obligations.   Foothill  may assign  this  Agreement  and  its
rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment.
Foothill   reserves  the  right  to  sell,  assign,  transfer,
negotiate, or grant participations in all or any part  of,  or
any interest in Foothill's rights and benefits hereunder.   In
connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business, but such documents and information shall be subject to the confidentiality provisions of Section 15.10. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to the relevant Borrower and such assignment shall effect a novation between the relevant Borrower and such third Person.

          15.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

          15.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          15.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          15.6 Amendments in Writing. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

          15.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when  executed  and  delivered,  shall  be  deemed  to  be  an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

          15.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

          15.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

          15.10 Confidentiality. Foothill agrees to treat all material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event Foothill may make disclosures (a) to counsel for and other advisors, accountants, and auditors to Foothill, (b) reasonably required by any bona fide potential or actual assignee, transferee, or participant in connection with any contemplated or actual assignment or transfer by Foothill of an interest herein or any participation interest in Foothill's rights hereunder, (c) of information that has become public by disclosures made by Persons other than Foothill, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, Foothill shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.


                                INTERGRAPH CORPORATION,
                                a Delaware corporation


                                By___________________________

                                Title:_______________________


                                FOOTHILL CAPITAL CORPORATION,
                                a California corporation


                                By___________________________

                                Title:_______________________






                                 Schedule R-1


FACILITY    ADDRESS   CITY        COUNTY   STATE    FOOTHILL  NAME    AMOUNT
NAME                                       AND ZIP  LIEN      OF      OF PRIOR
                                           CODE     POSITION  PRIOR   LIEN
                                                              LIENOR

Huntsville  One       Huntsville  Madison  Alabama  First     n/a     n/a
Campus      Madison
            Industrial
            Park



                    AMENDMENT NUMBER ONE TO
                  LOAN AND SECURITY AGREEMENT


          This AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of January 14, 1997, by and between Foothill Capital Corporation, a California corporation ("Foothill"), on the one hand, and Intergraph Corporation, a Delaware corporation ("Borrower"), with reference to the following facts:

     A. Foothill and Borrower heretofore have entered into that certain Loan and Security Agreement, dated as of December 20, 1996 (as heretofore amended, supplemented, or otherwise modified, the "Agreement");

     B. Borrower has requested Foothill to amend the Agreement to, among other things, permit a subfacility for indemnities in respect of Borrower's Permitted F/X Contracts, as set forth in this Amendment;

     C. Foothill is willing to so amend the Agreement in accordance with the terms and conditions hereof; and

     D. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement, as amended hereby.


           NOW, THEREFORE, in consideration of the above recitals and the mutual premises contained herein, Foothill and Borrower hereby agree as follows:

          1.   Amendments to the Agreement.

               a. Section 1.1 of the Agreement hereby is amended by adding the following new defined terms in alphabetical order:

               "First  Amendment" means that  certain  Amendment
     Number One to Loan and Security Agreement, dated as of January 14, 1997, between Foothill and Borrower.

               "F/X Bank" means Norwest Bank Minnesota, National
     Association, or any successor thereto.

               "F/X Bank Parameters Letter" means that certain letter agreement, dated as of January 14, 1997, between F/X Bank and Borrower, a copy of which is attached hereto as Exhibit F-1, regarding the parameters under which F/X Bank provides foreign exchange currency services to Borrower.

               "F/X Line" has the meaning set forth in Section 2.4.

               "F/X   Reserve"  means,  as  of  any   date   of
     determination, a reserve equal to the maximum amount of obligations of Foothill to indemnify F/X Bank against losses or expenses incurred by F/X Bank in connection with Permitted F/X Contracts. As of January 14, 1997, the amount of the F/X Reserve is $3,500,000.

               "Permitted F/X Contracts" means foreign currency exchange contracts between F/X Bank and Borrower that: (a) are in respect of marked-to-market risk on foreign exchange future trades or options; (b) are entered into by Borrower in the ordinary course of its business; (c) are entered into in connection with the operational needs of Borrower's business and not for speculative purposes; (d) do not have a maturity date that is after the date five (5) Business Days prior to the Maturity Date; and (e) are provided by F/X Bank pursuant to the F/X Bank Parameters Letter.

               "Permitted Spot Trades" means foreign currency exchange transactions between F/X Bank and Borrower that:
     (a)  are  in respect of foreign exchange spot value  trades;
     (b) are entered into by Borrower in the ordinary course of its business; and (c) are entered into in connection with the operational needs of Borrower's business and not for speculative purposes; and (d) are conducted pursuant to the F/X Bank Parameters Letter.

               b. The following definitions contained in Section 1.1 of the Amendment are amended and restated in their entirety to read as follows:

               "Availability" means the amount of money that Borrower is entitled to borrow as Advances under Section 2.1, such amount being the difference derived when (a) the sum of the principal amount of Advances then outstanding (including any amounts that Foothill may have paid for the account of Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrower) is subtracted from (b) the lesser of (i) the Maximum Revolving Amount less the sum of (y) the Letter of Credit Usage and (z) the F/X Reserve, or (ii) the Borrowing Base less the sum of (y) the Letter of Credit Usage and (z) the F/X Reserve.

               c. The first sentence of Section 2.1(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

     Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount less the sum of the Letter of Credit Usage and the F/X Reserve, or (ii) the Borrowing Base less the sum of the Letter of Credit Usage and the F/X Reserve.

               d. The second sentence of Section 2.2(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

     Foothill shall have no obligation to issue a Letter of Credit if any of the following would result:

                                    (i)    the  Letter of  Credit
               Usage would exceed the Borrowing Base less the sum of the amount of outstanding Advances and the F/X
               Reserve, or

                                    (ii)   the  Letter of  Credit
               Usage would exceed the lower of (y) the Maximum Revolving Amount less the sum of the amount of outstanding Advances and the F/X Reserve, or (z) $60,000,000, or

                                      (iii)    the    outstanding
               Obligations (other than under the Term Loan) would exceed the Maximum Revolving Amount.


               e. Section 2.4 of the Agreement hereby is amended and restated in its entirety to read as follows:

               2.4   Subfacility  for Borrower's  Permitted  F/X
     Contracts (the "F/X Line").

                     (a)   If  requested to do  so  by  Borrower,
     Foothill may, in its sole discretion, enter into agreements with F/X Bank pursuant to which Foothill would indemnify F/X Bank against losses or expenses incurred by F/X Bank in connection with Permitted F/X Contracts, notwithstanding any objections by Borrower as to the amount of such losses or expenses. If Foothill is obligated to advance funds under an F/X Line indemnity, Borrower immediately shall reimburse such amount to Foothill and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6. If, upon the maturity date of any Permitted F/X Contract, Borrower does not have Availability in an amount sufficient to pay the full amount of Borrower's obligations to F/X Bank under such contract, Foothill may, in its sole discretion, instruct F/X Bank to liquidate such Permitted F/X Contract, at Borrower's sole expense, and to apply any amounts thereunder that would have been payable to Borrower against the amounts owed to F/X Bank by Borrower. Any amounts paid by Foothill to F/X Bank and any other costs or expenses incurred by Foothill in connection with any such Permitted F/X Contracts shall constitute Advances, shall be secured by all of the Collateral, and thereafter shall be payable by Borrower to Foothill together with interest as provided for herein.

                     (b)   Borrower  hereby agrees to  indemnify,
     save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys fees incurred by Foothill arising out of or in connection with any F/X Line indemnity.

                     (c)  Any and all charges, commissions, fees,
     and costs incurred by Foothill relating to Permitted F/X Contracts that are the subject of an F/X Line indemnity by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Foothill.

                    (d) Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Foothill in an amount equal to 105% of the maximum amount of Foothill's obligations under the F/X Line indemnities, or (ii) cause to be delivered to Foothill releases of all of Foothill's obligations under outstanding F/X Line indemnities. At Foothill's discretion, any proceeds of Collateral received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this
     Section 2.4(d).

                     (e)   The amount of the F/X Reserve  may  be
     reduced from time to time by Foothill upon the receipt and written acceptance by Foothill of an F/X Reserve Reduction Certificate, in the form of that attached hereto as Exhibit F-2, duly executed by both Borrower and F/X Bank, not less than 2 Business Days prior to the requested effective date of such reduction.

                     (f)   So  long  as no Triggering  Event  has
     occurred and is continuing or would result therefrom, the amount of the F/X Reserve may be increased from time to time by Foothill in its sole discretion upon the receipt and written acceptance by Foothill of an F/X Reserve Increase Certificate, in the form of that attached hereto as Exhibit F-3, duly executed by both Borrower and F/X Bank, not less than 2 Business Days prior to the requested effective date of such increase.

                     (g)   Anything in the Loan Documents to  the
     contrary notwithstanding, Permitted Spot Trades shall be deemed to qualify as Permitted F/X Contracts eligible for coverage under an F/X Line indemnity solely until such time, if ever, as Foothill is obligated to advance funds under an F/X Line indemnity to cover obligations owing but unpaid by Borrower to F/X Bank in respect of Permitted Spot Trades and, thereafter, Permitted Spot Trades shall no longer be deemed to qualify as Permitted F/X Contracts eligible for coverage under an F/X Line indemnity and F/X Line indemnities shall no longer be permitted to be issued in respect of Permitted Spot Trades.

               f. The first sentence of Section 3.5 of the Agreement hereby is amended and restated in its entirety to read as follows:

     On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit or any outstanding F/X Line indemnities) immediately shall become due and payable without notice or demand.

               g. The preamble to Section 5 of the Agreement hereby is amended and restated in its entirety to read as follows:

     In order to induce Foothill to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance or Letter of Credit or F/X Line indemnity made thereafter, as though made on and as of the date of such Advance or Letter of Credit or F/X Line indemnity (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

               h. Section 7.1(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

                     (a)    Indebtedness   evidenced   by   this
     Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees and Indebtedness to F/X Bank under Permitted F/X Contracts;

               i.    The subsection of Section 7.19 of the Agreement that
reads  "withdraw,  or  permit  any  Subsidiary  of  Borrower   to
withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;" and that is numbered in Section 7.19 of the Agreement as `subsection 7.(yyyy)' hereby is re-numbered as `subsection (h)'.

               j. A new subsection (n) hereby is added to Section 9.1 of the Agreement in proper numerical order as follows:

                     (n)   Foothill  may, at its option,  require
     Borrower to deposit with Foothill funds in an amount equal to the F/X Line Reserve (if any), and, if Borrower fails to make such deposit promptly, Foothill may advance such amount as an Advance (whether or not an Overadvance is created thereby). Any such deposit or the proceeds of such Advance shall be held by Lender as a reserve to fund indemnity obligations owing to F/X Bank under the F/X Line. At such time (if ever) as all such indemnity obligations have been paid or terminated, any amounts remaining in such reserve shall be applied against any outstanding Obligations or, if all Obligations have been indefeasibly paid in full, returned to Borrower.


          2. Representations and Warranties. Borrower hereby represents and warrants to Foothill that: (a) the execution, delivery, and performance of this Amendment and of the Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) this Amendment and the Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms; and (c) attached hereto as Exhibit F-1 is a true, correct, and complete copy of the F/X Bank Parameters Letter.

          3. Conditions Precedent to Amendment. The satisfaction of each of the following on or before, unless otherwise specified
below,   the   First  Amendment  Closing  Date  shall  constitute
conditions precedent to the effectiveness of this Amendment:

               a. Foothill shall have received the reaffirmation and consent of each of the Obligors (other than Borrower) attached
hereto  as  Exhibit  A,  duly  executed  and  delivered  by   the
respective authorized officials thereof;

               b. Foothill shall have received a certificate from the Secretary of Borrower attesting to the incumbency and signatures of authorized officers of Borrower and to the resolutions of Borrower's Board of Directors authorizing its execution and delivery of this Amendment and the performance of this Amendment and the Agreement as amended by this Amendment, and authorizing specific officers of Borrower to execute and deliver the same;

               c.    Foothill shall have received all required consents of
Foothill's   participants  in  the  Obligations   to   Foothill's
execution, delivery, and performance of this Amendment;

               d. The representations and warranties in this Amendment, the Agreement as amended by this Amendment, and the other Loan
Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

               e. No Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

               f.    No injunction, writ, restraining order, or other order
of   any   nature   prohibiting,  directly  or  indirectly,   the
consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates;

               g. The Collateral shall not have declined materially in value from the values set forth in the most recent appraisals or field examinations previously done by Foothill; and

               h. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

          4. Effect on Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its  respective terms and hereby is ratified and confirmed in all
respects.   The  execution, delivery,  and  performance  of  this
Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of Foothill under the Agreement, as in effect prior to the date hereof.

          5. Further Assurances. Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Foothill, and take all actions as Foothill may reasonably request from time to time, to perfect and maintain the perfection and priority of Foothill's security interests in the Collateral and the Real Property, and to fully consummate the transactions contemplated under this Amendment and the Agreement, as amended by this Amendment.

          6.   Miscellaneous.

               a. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

               b.    Upon the effectiveness of this Amendment, each
reference   in  the  Loan  Documents  to  the  "Loan  Agreement",
"thereunder", "therein", "thereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

               c. Upon the effectiveness of this Amendment, each reference in the Agreement and the other Loan Documents to Exhibit F-1, Exhibit F-2, or Exhibit F-3 of the Agreement shall mean and refer to Exhibit F-1, Exhibit F-2, or Exhibit F-3 attached hereto, respectively.

               d. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.


                  [remainder of page intentionally left blank]



          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


                              FOOTHILL CAPITAL CORPORATION,
                              a California corporation


                              By____________________________

                              Title:________________________



                              INTERGRAPH CORPORATION, a Delaware corporation


                              By____________________________

                              Title:________________________




                           EXHIBIT  A
                           ----------

                   Reaffirmation and Consent

                 All  capitalized  terms  used  herein  but   not
otherwise defined herein shall have the meanings ascribed to them in that certain Amendment Number One to Loan and Security
Agreement, dated as of January 14, 1997 (the "Amendment").   Each
of the undersigned hereby (a) represents and warrants to Foothill
that   the   execution,   delivery,  and  performance   of   this
Reaffirmation and Consent are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the amendment of the Agreement by the Amendment; (c) acknowledges and reaffirms its obligations owing to Foothill under the Pledge Agreement and any other Loan Documents to which it is party; and (d) agrees that each of the Pledge Agreement and any other Loan Documents to which it is a
party  is  and  shall remain in full force and effect.   Although
each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that Foothill has no obligation to inform it of such matters in the future or to seek its acknowledgement or agreement to future amendments, and nothing herein shall create such a duty.


                              M&S COMPUTING INVESTMENTS, INC.,  a
                              Delaware corporation

                              By ___________________________
                              Title:________________________


                              INTERGRAPH DELAWARE, INC., a Delaware
                              corporation

                              By ___________________________
                              Title:________________________



                          Exhibit F-1
                          -----------

                        [TO BE ATTACHED]



                          Exhibit F-2
                          -----------

               F/X RESERVE REDUCTION CERTIFICATE

Today's date:____________________

(1)       FROM INTERGRAPH TO: NORWEST BANK MINNESOTA
                              ATTENTION: Mike Schaefer/Ann Johnson
                              FACSIMILE: (612) 667-0513

(2)       FROM NORWEST TO:    FOOTHILL CAPITAL CORPORATION
                              ATTENTION: Bryan Hamm
                              FACSIMILE: (617) 722-9485

(3)       FROM FOOTHILL TO INTERGRAPH AND NORWEST:

Reference  hereby  is  made  to that certain  Loan  and  Security
Agreement, dated as of December 20, 1996 (as amended, supplemented, and modified, the "Loan Agreement"), between Foothill Capital Corporation ("Foothill") and Intergraph Corporation ("Borrower"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

Pursuant to Section 2.4 of the Agreement, Borrower hereby requests a reduction in the F/X Reserve from the current amount of $____________ to the new amount of $_____________, such reduction to become effective on _____________,______.

INTERGRAPH CORPORATION        FACSIMILE: (205) 730-2742
                              ATTENTION: Roger Fulton
By:_______________________

Its:______________________

NORWEST BANK MINNESOTA, N.A.

By:_______________________

Its:______________________

FOOTHILL CAPITAL CORPORATION

By:_______________________

Its:______________________



                          Exhibit F-3
                          -----------

                F/X RESERVE INCREASE CERTIFICATE

Today's date:____________________

(1)       FROM INTERGRAPH TO: FOOTHILL CAPITAL CORPORATION
                              ATTENTION: Bryan Hamm
                              FACSIMILE: (617) 722-9485

(2)       FROM FOOTHILL TO:   NORWEST BANK MINNESOTA
                              ATTENTION: Mike Schaefer/Ann Johnson
                              FACSIMILE: (612) 667-0513

(3)       FROM NORWEST TO INTERGRAPH AND FOOTHILL:

Reference hereby is made to that certain Loan and Security Agreement, dated as of December 20, 1996 (as amended, restated, supplemented, and modified from time to time, the "Loan Agreement"), between Foothill Capital Corporation ("Foothill") and Intergraph Corporation ("Borrower"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

Pursuant to Section 2.4 of the Agreement, Borrower hereby requests an increase in the F/X Reserve from the current amount of $____________ to the new amount of $_____________, such increase to become effective on _____________,______.

INTERGRAPH CORPORATION        FACSIMILE: (205) 730-2742
                              ATTENTION: Roger Fulton
By:_______________________

Its:______________________

FOOTHILL CAPITAL CORPORATION

By:_______________________

Its:______________________

NORWEST BANK MINNESOTA, N.A.

By:_______________________

Its:______________________